UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant  [X]

Filed by a party other than the Registrant  []

Check the appropriate box:

[]	Preliminary Proxy Statement

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[X]	Definitive Proxy Statement

[]	Definitive Additional Materials

[]	Soliciting Material under § 240.14a-12

CITY NATIONAL ROCHDALE SELECT STRATEGIES FUND

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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[]	Fee paid previously with preliminary materials.
[]	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rule 14a-6(i)(1) and 0-11.

CITY NATIONAL ROCHDALE SELECT STRATEGIES FUND

400 Park Avenue

New York, New York 10022

October 16, 2026

Dear Shareholder:

We are pleased to enclose the notice and proxy statement for the special meeting of shareholders of City National Rochdale Select Strategies Fund, a Delaware statutory trust (the “Fund”), to be held on November 10, 2026, at 2:30 p.m., Eastern Time, at the offices of RBC Rochdale, LLC (“RBC Rochdale”), at 400 Park Avenue, 10th Floor, New York, New York 10022 (together with any postponements or adjournments, the “Meeting”). RBC Rochdale serves as investment adviser to the Fund.

The Fund’s Board of Trustees (the “Board” and each member, a “Trustee”), comprised solely of Trustees who are not “interested persons” of the Fund (the “Independent Trustees”) as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), is asking you to consider and vote on the following proposals (each, a “Proposal” and collectively, the “Proposals”):

1.       To approve a new investment advisory agreement between the Fund and ProShare Investment Management LLC (“ProShares”); and

2.       To elect four proposed nominees to the Board.

Each Proposal is contingent upon the other Proposal being approved by shareholders. If either Proposal is not approved, neither of the Proposals will take effect. If each Proposal is approved and certain other conditions are fulfilled, including the consummation of the asset purchase transaction between RBC Rochdale and ProShares, ProShares will serve as investment adviser to the Fund, and the new Trustees will replace the Fund’s current Board. If either Proposal is not approved by shareholders, or if certain other conditions are not met, the Board would continue to serve the Fund, and RBC Rochdale would continue to serve as investment adviser to the Fund. The enclosed Notice of Special Meeting outlines all of the items for you to consider and vote upon. This proxy statement gives details about each Proposal and should be carefully read and considered before you vote.

After careful consideration, the Board has unanimously approved both of the Proposals and believes that each Proposal is in the best interests of the Fund and its shareholders. The Board unanimously recommends that you vote “FOR” each Proposal.

Your vote is important. The attached Proxy Statement describes the voting process for shareholders. We ask that you carefully review the Proxy Statement and vote “FOR” each Proposal. Upon completing your review, please take a moment to vote your shares:

•	By completing and returning the enclosed proxy card in the envelope provided,

•	By touch-tone telephone by calling 1-800-690-6903, or

•	By Internet voting at www.proxyvote.com.

If we do not hear from you after a reasonable amount of time, you may receive a telephone call from us reminding you to vote your shares. On behalf of the Board, we thank you for your continued investment.

Sincerely,

Gregg Giaquinto

President and Chief Executive Officer

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CITY NATIONAL ROCHDALE SELECT STRATEGIES FUND

400 Park Avenue

New York, New York 10022

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 10, 2026

NOTICE IS HEREBY GIVEN THAT A SPECIAL MEETING of shareholders of City National Rochdale Select Strategies Fund (the “Fund”) will be held on November 10, 2026, at 2:30 p.m., Eastern Time, at the offices of RBC Rochdale, LLC (“RBC Rochdale”), at 400 Park Avenue, 10th Floor, New York, New York 10022 (together with any postponements or adjournments, the “Meeting”). At the Meeting, and as specified in greater detail in the proxy statement (the “Proxy Statement”) accompanying this Notice, shareholders will be asked to consider and vote on the following proposals (each, a “Proposal” and collectively, the “Proposals”):

1.       To approve a new investment advisory agreement between the Fund and ProShare Investment Management LLC (“ProShares”) (“Proposal 1”);

2.       To elect the four proposed nominees to the Fund’s Board of Trustees (the “Board” and each member, a “Trustee”) (“Proposal 2”); and

3.       To transact any other business that may properly come before the Meeting.

After careful consideration, the Board has unanimously approved and recommends that shareholders vote “FOR” each Proposal. Please read the Proxy Statement for a more complete discussion of each Proposal.

The Board has set September 18, 2026, as the date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Meeting.

Shareholders who do not expect to attend the Meeting are requested to complete and return in the enclosed postage paid return envelope the accompanying proxy card, which is being solicited by the Board, or vote by telephone or Internet, as promptly as possible. This is important to ensure a quorum at the Meeting with respect to the Fund. You may revoke your proxy at any time before it is exercised by signing and submitting a revised proxy, by giving written notice of revocation to the Fund at any time before the proxy is exercised, or by voting at the Meeting.

By Order of the Board,

Secretary of the City National Rochdale Select Strategies Fund

October 16, 2026

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QUESTIONS AND ANSWERS

Question: Why am I receiving these proxy materials?

Answer: You are receiving these proxy materials—a booklet that includes the Notice of Special Meeting of Shareholders (the “Notice”), the Proxy Statement and your proxy card—because you are a shareholder of City National Rochdale Select Strategies Fund (the “Fund”) and have the right to notice of, and to vote on, important matters concerning the management and governance of the Fund.

Question: What are shareholders being asked to vote on at the upcoming Meeting?

Answer: The Board called the Meeting to present two proposals to shareholders for their approval. Proposal 1 asks shareholders to approve a new investment advisory agreement between the Fund and ProShare Investment Management LLC (“ProShares”), and Proposal 2 asks shareholders to elect four proposed nominees to the Board. After careful consideration, the Board believes that approval of each Proposal is in the best interests of the Fund and its shareholders.

Question: Why are shareholders being asked to approve the Proposals?

Answer: On August 18, 2026, RBC Rochdale, the Fund’s current investment adviser, and ProShares entered into a separate asset purchase agreement (the “Asset Purchase Agreement”) pursuant to which ProShares will acquire certain assets related to RBC Rochdale’s business of providing investment management services to the Fund (the “Asset Transfer”), if ProShares is approved to serve as the investment adviser of the Fund, and the proposed trustee nominees are elected to the Board, and certain other conditions are waived or satisfied.

In that connection, the Board has considered and unanimously approved (subject to shareholder approval) an arrangement pursuant to which: (i) ProShares will serve as the new investment adviser to the Fund; (ii) new trustees who serve on the boards of ProFunds and ProShares Trust will be elected to replace the current Trustees; and (iii) the Fund’s name will be changed to ProShares Select Strategies Fund (collectively, the “Adoption”).

The current Trustees believe that new Trustees will bring relevant experience serving on the board of an investment company and familiarity with ProShares and its operations. The Trustees also believe that ProShares has the experience and capabilities to advise the Fund and can potentially (i) expand the Fund’s presence in additional distribution channels via ProShares’ industry presence; (ii) increase the Fund’s potential asset base; and (iii) lower operating expenses as a percentage of assets due to the potential increase in Fund size.

The Adoption is contingent upon each of Proposals 1 and 2 being approved by shareholders of the Fund. The Adoption will only occur if the Asset Transfer is consummated. If either Proposal is not approved by shareholders of the Fund or if the Asset Transfer is not consummated, the Adoption will not be completed, in which case the current Board would continue to serve the Fund, and RBC Rochdale would continue to serve as investment adviser to the Fund.

Question: How does the Board recommend that I vote?

Answer: The Board unanimously recommends that you vote “FOR” each Proposal.

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Question: What changes are being proposed to the Fund’s investment adviser?

Answer: RBC Rochdale currently serves as the investment adviser to the Fund. RBC Rochdale has indicated to the Board that it no longer wishes to serve as investment adviser to the Fund. Based on RBC Rochdale’s recommendation, the Fund’s Board has determined that it is in the Fund’s best interests that a new investment adviser be engaged to provide services to the Fund.

On August 20, 2026, the Fund’s Board, including all of the Independent Trustees, unanimously approved a new investment advisory agreement between the Fund and ProShares (the “New Advisory Agreement”), subject to shareholder approval and the satisfaction of certain other conditions, including the closing of the Asset Transfer.

The Trustees weighed a number of factors in reaching their decision to approve the New Advisory Agreement with ProShares with respect to the Fund, including, without limitation, the history, reputation, and resources of ProShares. They considered that the Fund would benefit from the additional resources and oversight of ProShares in its role as investment adviser. The Board also considered that pursuant to the New Advisory Agreement, the Fund would pay ProShares an annual advisory fee of 0.50%, resulting in no change to the advisory fee rate currently paid by the Fund to RBC Rochdale. The Board also considered that ProShares has agreed to an operating expense limitation agreement with respect to the Fund for a period of three years from the date of the closing of the Adoption that would cap the Fund’s expenses at the same rate as the Fund’s current expense limitation agreement with RBC Rochdale.

Additional details regarding factors the Board considered in approving the New Advisory Agreement, as well as additional information about ProShares and the New Advisory Agreement can be found in the enclosed Proxy Statement.

Question: How will the approval of the Proposals affect the management and operations of the Fund?

Answer: RBC Rochdale, the current investment adviser to the Fund, is responsible on a day-to-day basis for investment of the Fund’s portfolio in accordance with its investment objective and principal investment strategies, for managing the Fund’s overall investment program, supervising the Fund’s overall compliance program and providing for the general management of the business affairs of the Fund. Currently, Thomas H. Ehrlein, the Director of Investment Solutions at RBC Rochdale, serves as the Fund’s portfolio manager.

If the Proposals are approved, (1) ProShares will replace RBC Rochdale as the investment adviser to the Fund, (2) Alessio de Longis and Hyuk Soo Han of ProShares will serve as the new portfolio managers of the Fund and will be responsible for the day-to-day management of the Fund’s investment portfolio, and (3) Mr. Ehrlein will no longer serve as portfolio manager of the Fund. The Fund’s investment objective and principal investment strategies will not change in connection with the approval of the Proposals.

If the Proposals are approved, the Fund will have new trustees who will oversee the Fund.

The current Trustees of the Fund believe that approval of the Proposals is in the best interests of shareholders. However, there can be no assurance that the changes contemplated by the Proposals will achieve any particular result.

Question: How will the approval of the Proposals affect the Fund’s fees and expenses?

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Answer: If Proposal 1 is approved, the Fund will pay ProShares an annual advisory fee of 0.50% of the Fund’s average net assets. Currently, the Fund pays RBC Rochdale an annual advisory fee of 0.50% of the Fund’s average net assets. In addition, ProShares has agreed to an operating expense limitation agreement with respect to the Fund that will cap the Fund’s net expense ratio at 1.00% (which is the Fund’s current net expense ratio) for a period of three years from the date of the closing of the Adoption.

Question: Are there any differences between the Current Advisory Agreement and the New Advisory Agreement?

Answer: The terms of the New Advisory Agreement are substantially similar to the terms of the Current Advisory Agreement. A description of each agreement, and a comparison of the two is included in Proposal 1.

Question: Who are the nominees for Trustee that shareholders of the Fund are being asked to elect in Proposal 2?

Answer: There are four nominees. They are William D. Fertig, Russell S. Reynolds III, Michael C. Wachs, and Michael L. Sapir (collectively, the “Nominees”). All nominees currently serve as Trustees of ProFunds and ProShares Trust.

Question: Why are shareholders being asked to elect new Trustees in Proposal 2?

Answer: The Investment Company Act of 1940, as amended (the “1940 Act”), requires that at least a majority of an investment company’s board members be elected by its shareholders. The 1940 Act allows trustees to fill a vacancy on a board if, after filling the vacancy, at least two-thirds of such board’s members have been elected by shareholders.

The current Board has determined that if the New Advisory Agreement is approved by shareholders, it would be in the best interests of the Fund and its shareholders if the Nominees were elected to serve as trustees of the Fund. The slate of Nominees is described in Proposal 2.

If the Asset Transfer is consummated, the New Advisory Agreement is approved by shareholders, and the new slate of Nominees is elected by the shareholders, the current Trustees would resign from their positions immediately prior to the completion of the Adoption, and the nominees described in Proposal 2 would, if elected, serve as trustees of the Fund. The entry into office of the new trustees would be effective as of a date determined by the officers of the Fund.

The Adoption is contingent upon each of Proposals 1 and 2 being approved by shareholders of the Fund and upon the consummation of the Asset Transfer. If either Proposal is not approved by shareholders of the Fund, the Adoption will not be completed. In addition, if the Asset Transfer is not consummated, the Adoption will not be completed, even if both of the Proposals are approved by shareholders. In such an event, the current Board would continue to serve the Fund and RBC Rochdale would continue to serve as investment adviser to the Fund.

Question: Why is the Board recommending that the shareholders elect the new Trustees in Proposal 2?

Answer: If shareholders approve the New Advisory Agreement, the Fund will undergo changes in its day-to-day operations, investment management, administration and other matters, insofar as these functions will be performed by different organizations and personnel. All four of the Trustees nominated in Proposal 2 serve on boards of funds for which ProShares provides advisory services, and therefore, these nominees have developed a certain level of familiarity with the investment approach,

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operations, capabilities, and personnel of ProShares. The current Board believes that having trustees who are familiar with ProShares’ investment approach and operations is important and will result in a more efficient transition.

As described above, the 1940 Act requires that certain percentages of trustees of boards be elected by shareholders. Furthermore, new trustees cannot be appointed by existing trustees to fill vacancies created by retirements, resignations, or an expansion of a board unless, after those appointments, at least two thirds of the trustees have been elected by shareholders. As a consequence, the current Board is recommending that shareholders approve the slate of Nominees set forth in Proposal 2 at the Meeting.

Question: Will the Proposals result in a change in the Fund’s service providers?

Answer: If the Proposals are approved by the Fund’s shareholders and the Adoption is consummated, most of the Fund’s service providers will remain the same, except as noted in the table below.

	Current Service Provider	New Service Provider
Investment Adviser	RBC Rochdale	ProShares
Administrator	SEI Investments Global Funds Services	SEI Investments Global Funds Services (no change)
Distributor	SEI Investments Distribution Co.	SEI Investments Distribution Co. (no change)
Custodian	U.S. Bank National Association	U.S. Bank National Association (no change)
Transfer Agent	U.S. Bank Global Fund Services, LLC	U.S. Bank Global Fund Services, LLC (no change)
Auditor	Cohen & Company, Ltd.	Cohen & Company, Ltd. (no change)
Legal Counsel	Morgan, Lewis & Bockius LLP (counsel to the Fund) Dechert LLP (counsel to the Board)	Dechert LLP (counsel to the Fund) Norm Law LLP (counsel to the Board)

Question: Will the Fund pay for this proxy solicitation?

Answer: The Fund will not bear any direct fees or expenses in connection with the Adoption. ProShares will bear up to $100,000 of the Fund’s and RBC Rochdale’s fees and expenses incurred in connection with the Adoption, and RBC Rochdale will be solely responsible for, and will bear, any fees and expenses of the Fund and RBC Rochdale in excess of $100,000.

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Question: Why should I vote?

Answer: Every vote is important. We encourage all shareholders to participate in the governance of the Fund. Additionally, your immediate response on the enclosed proxy card, over the phone, or on the Internet will help save the costs of any further solicitations.

Question: How do I vote my shares?

Answer: Voting is quick and easy. Everything you need is enclosed. You may provide the Fund with your vote: (i) by mail with the enclosed proxy card; (ii) by telephone using the toll-free number listed in the proxy voting instructions included on your proxy card; (iii) by Internet by following the instructions in the proxy voting instructions included on your proxy card; or (iv) at the Meeting. You may use the enclosed postage-paid envelope to mail your proxy card. Please follow the enclosed instructions to vote using any of the enumerated methods.

If we do not hear from you after a reasonable amount of time, you may receive a telephone call from us reminding you to vote your shares.

Question: How does RBC Rochdale intend to vote the Fund shares held by managed account clients on the Proposals?

Answer: Managed account clients of RBC Rochdale hold a significant portion of the assets of the Fund, and RBC Rochdale has proxy voting authority for most of its managed account clients invested in the Fund. With respect to these managed account clients, RBC Rochdale has delegated authority for voting Fund shares to Glass Lewis. As of September 18, 2026, RBC Rochdale managed account clients for which RBC Rochdale has proxy voting authority represented 78% of the Fund’s net assets. As a result, Glass Lewis’s voting recommendation is expected to determine whether the Proposals are approved. It is not currently known if Glass Lewis will recommend to approve the Proposals.

Question: What if I have questions regarding a Proposal?

Answer: If you have questions regarding a Proposal, please feel free to call 212-702-3500 between the hours of 9:00 a.m. and 5:00 p.m. Eastern Time, Monday through Friday.

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TABLE OF CONTENTS

Page

PROPOSAL 1: APPROVAL OF NEW INVESTMENT ADVISORY AGREEMENT	2
Background	2
Terms of the Asset Transfer between RBC Rochdale and ProShares	2
Information Regarding RBC Rochdale	3
The Current Advisory Agreement	4
Information Regarding ProShares	5
The New Advisory Agreement	5
Comparison of Advisory Agreements	6
Summary of Fund Expenses	7
Evaluation by the Board of Trustees	8
Section 15(f) of the 1940 Act	11
PROPOSAL 2: ELECTION OF TRUSTEES	12
Background	12
Information Regarding the Nominees	13
Nomination Considerations	13
Officers	15
Current Board, Committees, Leadership Structure and Risk Oversight	15
Post-Adoption Board, Committees, Leadership Structure and Risk Oversight	16
Equity Securities Owned by Nominees	18
Nominee Compensation	18
Transactions in Securities of RBC Rochdale or its Affiliates	18
OTHER INFORMATION	19
Independent Registered Public Accounting Firm	19
Outstanding Shares	20
Ownership of Shares of the Fund	20
Shareholder Nomination of Trustees	20
Other Matters	21
VOTING PROCEDURES	22
How to Vote	22
Proxy Solicitation	22
Quorum and Adjournments	22
Effect of Abstentions and Broker “Non-Votes”	22
RBC Rochdale Managed Account Holdings	23
Required Vote	23
GENERAL INFORMATION	24
Service Providers	24
Shareholder Communications	24
Shareholders Sharing the Same Address	24
EXHIBIT A	1
EXHIBIT B	1
EXHIBIT C	1
EXHIBIT D	1
EXHIBIT E	1
PROXY CARD	1

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CITY NATIONAL ROCHDALE SELECT STRATEGIES FUND

400 Park Avenue

New York, New York 10022

PROXY STATEMENT

This Proxy Statement and enclosed Notice of Special Meeting of Shareholders (the “Notice”) and proxy card are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Trustees (the “Board” and each member, a “Trustee”) of City National Rochdale Select Strategies Fund (the “Fund”), a Delaware statutory trust. The proxies are being solicited for use at a special meeting of shareholders of the Fund to be held on November 10, 2026, at 2:30 p.m., Eastern Time, at the offices of RBC Rochdale, LLC (“RBC Rochdale”), at 400 Park Avenue, 10th Floor, New York, New York 10022 (together with any postponements or adjournments, the “Meeting”).

At the Meeting, and as described in the Proxy Statement, shareholders will be asked to consider and vote on the following proposals (each, a “Proposal” and collectively, the “Proposals”):

1.       To approve a new investment advisory agreement between the Fund and ProShare Investment Management LLC (“ProShares”) (“Proposal 1”);

2.       To elect four proposed nominees to the Fund’s Board (“Proposal 2”); and

3.       To transact any other business that may properly come before the Meeting.

After careful consideration, the Board has unanimously approved and recommends that shareholders vote “FOR” each Proposal.

This Proxy Statement is being distributed on or about October 21, 2026, to the shareholders of record of the Fund as of September 18, 2026 (the “Record Date”). The costs of the Proxy Statement will be borne by ProShares and RBC Rochdale. These costs include the costs of printing and mailing the Proxy Statement and solicitation costs.

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Shareholders To Be Held on November 10, 2026. These proxy materials are available at www.proxyvote.com.

In the “Outstanding Shares” section of this Proxy Statement, the number of shares of the Fund that were issued and outstanding at the close of business on the Record Date is listed. Shareholders of the Fund are entitled to one vote for each whole share held and fractional votes for fractional shares held on the Record Date.

Each Proposal is contingent upon the other Proposal being approved by shareholders. If either Proposal is not approved, neither of the Proposals will take effect. In such an event, the current Board would continue to serve the Fund, and RBC Rochdale would continue to serve as investment adviser to the Fund.

PROPOSAL 1: APPROVAL OF NEW INVESTMENT ADVISORY AGREEMENT

Background

The Board has considered and unanimously approved (subject to shareholder approval and the satisfaction of certain other closing conditions) an arrangement pursuant to which: (i) ProShares will serve as the new investment adviser to the Fund; (ii) new trustees who serve on the boards of ProFunds and ProShares Trust will be elected to replace the current Trustees; and (iii) the Fund’s name will be changed to ProShares Select Strategies Fund (collectively, the “Adoption”).

In this Proposal 1, shareholders are being asked to approve a new investment advisory agreement between the Fund and ProShares (the “New Advisory Agreement”). The Fund is currently advised by RBC Rochdale pursuant to an investment advisory agreement between the Fund and RBC Rochdale (the “Current Advisory Agreement”). RBC Rochdale is responsible, on a day-to-day basis, for investment of the Fund’s portfolio in accordance with its investment objective and principal investment strategies.

If Proposal 1 is approved, the Fund will pay ProShares an annual advisory fee of 0.50%, which is the same as the advisory fee that the Fund pays to RBC Rochdale under the Current Advisory Agreement.

RBC Rochdale has proxy voting authority for most of its managed account clients invested in the Fund. With respect to these managed account clients, RBC Rochdale has delegated authority for voting Fund shares to Glass Lewis, an independent, third-party proxy advisory firm.

Terms of the Asset Transfer between RBC Rochdale and ProShares

On August 18, 2026, RBC Rochdale and ProShares entered into a separate agreement (the “Asset Purchase Agreement”) pursuant to which ProShares will acquire certain assets related to RBC Rochdale’s business of providing investment management services to the Fund (the “Asset Transfer”), if the Adoption is approved by the Fund’s shareholders, and certain other conditions are waived or satisfied. More specifically, under the Asset Purchase Agreement, RBC Rochdale has agreed to transfer the assets to ProShares in exchange for annual payments for each of the first three trailing 12-month periods following the closing of the Adoption, with each annual payment consisting of (1) a legacy asset payment based on the lesser of the Fund’s assets at the closing of the Adoption and the Fund’s average net assets during the applicable 12-month period, and (2) a new asset payment based on the Fund’s average net new assets during the applicable 12-month period (collectively, the “Purchase Price”). The Purchase Price is payable by ProShares and not by the Fund.

The Fund is not a party to the Asset Purchase Agreement; however, the completion of the Asset Transfer is subject to certain conditions, including shareholder approval of each Proposal to effectuate the Adoption. If all of the conditions to the closing of the transactions contemplated by the Asset Purchase Agreement are satisfied or waived, the closing of the transactions contemplated by the Asset Purchase Agreement would occur simultaneously on the date of the closing of the Adoption. Therefore, if shareholders do not approve the Proposals, or if the other conditions in the Asset Purchase Agreement are not satisfied or waived, then the Asset Transfer will not be completed, and the Asset Purchase Agreement will terminate with respect to the Fund. The Adoption is contingent upon each of Proposals 1 and 2 being approved by shareholders of the Fund and upon the consummation of the Asset Transfer. If either Proposal is not approved by shareholders of the Fund, the Adoption will not be completed. In addition, if the Asset Transfer is not consummated, the Adoption will not be completed, even if both of the Proposals are approved by shareholders. In such an event, the current Board would continue to serve the Fund, and RBC Rochdale would continue to serve as investment adviser to the Fund.

Because RBC Rochdale will receive consideration in connection with the sale of its assets relating to its management of the Fund to ProShares, as discussed above, RBC Rochdale has a financial interest in the consummation of the Adoption and, therefore, a conflict of interest in recommending that the Board and shareholders approve the Adoption. As a result, RBC Rochdale has a financial incentive to recommend Board and shareholder approval of the Proposals because such approvals will facilitate the closing of the Asset Transfer and the receipt by RBC Rochdale of the Purchase Price. Further, the annual payment component of the Purchase Price presents conflicts of interest as it provides an incentive for RBC Rochdale to have its managed account clients invest in the Fund following the Adoption. RBC Rochdale plans to manage and mitigate these conflicts of interest through proper client disclosures and continued adherence to its strong and consistent operational and investment due diligence processes.

Information Regarding RBC Rochdale

RBC Rochdale, located at 400 Park Avenue, 10th Floor, New York, New York 10022, is a Delaware limited liability company and currently serves as the Fund’s investment adviser. RBC Rochdale is a registered investment adviser that specializes in investment management for high-net-worth individuals, families and foundations. As of June 30, 2026, RBC Rochdale had approximately $76.8 billion in assets under management. RBC Rochdale is a wholly-owned subsidiary of City National Bank (“CNB”), a federally chartered commercial bank founded in the early 1950s, which has provided trust and fiduciary services, including investment management services, to individuals and businesses for over 50 years. CNB, located at City National Plaza, 500 South Flower Street, Los Angeles, California 90071, currently provides investment management services to individuals, pension and profit sharing plans, endowments and foundations. As of April 30, 2026, CNB and its affiliates had approximately $111.8 billion in assets under administration, which includes approximately $82.5 billion in assets under management. CNB is a wholly-owned indirect subsidiary of RBC USA Holdco Corporation, which is a wholly-owned indirect subsidiary of Royal Bank of Canada and is located at 200 Vesey Street, New York, New York 10281. Royal Bank of Canada is located at Royal Bank Plaza, 200 Bay Street, Toronto, Ontario, M5J 2J5, Canada.

 Directors/Principal Executive Officers of RBC Rochdale

The name, address and principal occupation of the directors and principal executive officers of RBC Rochdale are included in the table below.

Name and Address*	Principal Occupation(s)
Charles Luke	Chief Investment Officer
Gregg Giaquinto	President, CEO & Board Director
Ivor O’Keeffe	Board Director
Joby Daniel	Board Director
Shawn Riley	Board Director
Christina Weber	Chief Compliance Officer

*The address of each director/principal executive officer is 400 Park Avenue, 10th Floor, New York, New York 10022.

None of the Trustees are officers, employees, directors, general partners or shareholders of RBC Rochdale. The following officers of the Fund are officers, employees, or directors of RBC Rochdale: Gregg Giaquinto, President and Chief Executive Officer; Christina Weber, Chief Compliance Officer; Mitchell Cepler, Vice President and Assistant Treasurer; and Frank Bonsignore, Vice President and Secretary.

No Trustee of the Fund owns any securities of, or has any other material direct or indirect interest in, RBC Rochdale or any of its affiliates.

The Current Advisory Agreement

The Current Advisory Agreement is dated May 23, 2017, and was last approved by the sole initial shareholder of the Fund on June 7, 2017. It was last renewed by a majority of the Board of Trustees, including a majority of the Trustees who are not “interested persons” of the Fund, on May 13, 2026.

Under the Current Advisory Agreement, RBC Rochdale, under supervision of the Board, furnishes a continuous investment program for the Fund’s portfolio of securities and other investments consistent with the Fund’s investment objectives, policies and restrictions, and applicable law.

As compensation for its services under the Current Advisory Agreement, the Fund pays RBC Rochdale, as promptly as possible after the last day of each month, a fee, computed daily at an annual rate equal to 0.50% of the Fund’s average net assets. RBC Rochdale is responsible for paying all expenses incurred by it in the performance of its duties under the Current Advisory Agreement, including office rent, investment advisory and research services, and the Fund is responsible for all expenses incurred in the operation of the Fund and the offering of its shares that are not expressly assumed by RBC Rochdale.

The initial term of the Current Advisory Agreement was two years, and it continues in effect from year to year thereafter, provided such continuance is specifically approved at least annually by the vote of a majority of the Trustees who are not parties to the Current Advisory Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on the approval of the terms of such renewal, and by either the Board or the affirmative vote of a majority of the outstanding voting securities of the Fund. The Current Advisory Agreement may be terminated at any time, without penalty, by either party upon 60 days’ written notice to the other. The Current Advisory Agreement terminates automatically in the event of its assignment by RBC Rochdale, and it may not be assigned by the Fund without the consent of RBC Rochdale.

Under the Current Advisory Agreement, each of the Fund and RBC Rochdale agree to indemnify and hold harmless the other party and the shareholders, members, directors, managers, trustees, officers and employees of the other party (any such person, an “Indemnified Party”) against any loss, liability, claim, damage or expense (including the reasonable cost of investigating and defending any alleged loss, liability, claim, damage or expenses and reasonable counsel fees incurred in connection therewith) arising out of the Indemnified Party’s performance or non-performance of any duties under the Current Advisory Agreement provided, however, that nothing in the Current Advisory Agreement shall be deemed to protect any Indemnified Party against any liability to which such Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties under the Current Advisory Agreement.

Under a separate Expense Limitation and Reimbursement Agreement dated May 23, 2017, between RBC Rochdale and the Fund, RBC Rochdale has contractually agreed to waive its advisory fee and/or reimburse the Fund’s expenses in order to keep the Fund’s total annual operating expenses (exclusive of front-end or contingent deferred loads, taxes, interest, brokerage commissions, acquired fund fees and expenses, extraordinary expenses such as litigation expenses, and other expenses not incurred in the ordinary course of the Fund’s business) from exceeding 1.00% of the Fund’s average net assets. The Expense Limitation and Reimbursement Agreement had an initial term of one year, and automatically renews for additional one-year periods unless sooner terminated by the Fund or the Board upon sixty (60) days’ written notice to RBC Rochdale. RBC Rochdale may recoup fees waived and expenses reimbursed for a period of three years following the date such reimbursement or reduction was made if such recoupment does not cause current expenses to exceed the expense limit for the Fund in effect at the time the expenses were paid/waived or any expense limit in effect at the time of recoupment.

During the fiscal year ended January 31, 2026, RBC Rochdale accrued $1,146,906 in advisory fees, and waived $31,918 of such fees. RBC Rochdale did not recoup any fees during the fiscal year ended January 31, 2026.

Information Regarding ProShares

ProShares, located at 7272 Wisconsin Avenue, 21st Floor, Bethesda, Maryland 20814, is a Maryland limited liability company. ProShares was organized on April 23, 2026, to provide investment management, advisory, and administrative services. ProShares is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). As of June 30, 2026, ProShares and its affiliates had approximately $100 billion in assets under management. ProShares is primarily owned and controlled by Michael Sapir, its Chief Executive Officer and Louis Mayberg, its Principal.

Directors/Principal Executive Officers of ProShares

The name, address and principal occupation of the directors and principal executive officers of ProShares are included in the table below.

Name and Address*	Principal Occupation(s)
Michael Sapir	Chief Executive Officer
Louis Mayberg	Principal
Victor Frye	Chief Compliance Officer
Alessio de Longis	Chief Investment Officer
Richard Morris	General Counsel
Alexis Depetris	Managing Director, Operations & Technology

* The address of each director/principal executive officer is 7272 Wisconsin Avenue, 21st Floor, Bethesda, Maryland 20814.

None of the Trustees or executive officers of the Fund are officers, employees, directors, general partners or shareholders of ProShares.

No Trustee of the Fund owns any securities of, or has any other material direct or indirect interest in, ProShares or any of its affiliates.

The New Advisory Agreement

The form of the New Advisory Agreement for the Fund is attached as Exhibit A to this Proxy Statement and the description of terms in this section is qualified in its entirety by reference to Exhibit A.

Under the New Advisory Agreement, ProShares, under supervision of the Board, agrees to furnish a continuous program of investment management to the Fund in accordance with the Fund’s investment objectives, policies and restrictions, and applicable law.

As compensation for its services under the New Advisory Agreement, the Fund will pay ProShares, a fee, computed daily at an annual rate equal to 0.50% of the Fund’s average net assets. ProShares is responsible for employing such persons as it believes appropriate to assist in performing its obligations under the New Advisory Agreement and providing all advisory services, equipment, facilities and personnel necessary to perform its obligations under the New Advisory Agreement, and the Fund is responsible for all expenses and liabilities associated with the Fund’s operations.

The initial term of the New Advisory Agreement will be two years, and it will continue in effect from year to year thereafter, so long as such continuance is approved at least annually (a) by either the trustees of the Fund or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, and (b) in either event, by the vote of a majority of the trustees of the Fund who are not parties to the New Advisory Agreement or “interested persons” (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval. The New Advisory Agreement may be terminated at any time, without penalty by either party, upon 60 days’ written notice to the other. The New Advisory Agreement terminates automatically in the event of its assignment by ProShares.

Under the New Advisory Agreement, each of the Fund and ProShares agree to indemnify and hold harmless the other party and the shareholders, members, directors, managers, trustees, officers and employees of the other party (any such person, an “Indemnified Party”) against any loss, liability, claim, damage or expense (including the reasonable cost of investigating and defending any alleged loss, liability, claim, damage or expenses and reasonable counsel fees incurred in connection therewith) arising out of the Indemnified Party’s performance or non-performance of any duties under the New Advisory Agreement provided, however, that nothing in the New Advisory Agreement shall be deemed to protect any Indemnified Party against any liability to which such Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties under the New Advisory Agreement.

In connection with the execution of the New Advisory Agreement, if approved, ProShares will enter into an Expense Limitation and Reimbursement Agreement with the Fund, under which it will contractually agree to waive its advisory fee and/or reimburse the Fund’s expenses in order to keep the Fund’s total annual operating expenses (exclusive of front-end or contingent deferred loads, taxes, interest, brokerage commissions, acquired fund fees and expenses, extraordinary expenses such as litigation expenses and other expenses not incurred in the ordinary course of the Fund’s business) from exceeding 1.00% of the Fund’s average net assets. The Expense Limitation and Reimbursement Agreement will have an initial term of three years from the date of the Adoption, and will automatically renew for additional one-year periods unless sooner terminated by the Fund or the Board upon sixty (60) days’ written notice to ProShares. ProShares may recoup fees waived and expenses reimbursed for a period of three years following the date such reimbursement or reduction was made if such recoupment does not cause current expenses to exceed the expense limit for the Fund in effect at the time the expenses were paid/waived or any lower expense limit in effect at the time of recoupment.

Comparison of Advisory Agreements

The Current Advisory Agreement and New Advisory Agreement are substantially similar. Both agreements (i) require the applicable adviser to furnish a continuous investment program for the Fund, subject to the oversight of the Board and in accordance with the Fund’s investment objectives, policies and restrictions and applicable federal securities laws; (ii) permit delegation to sub-advisers, subject to applicable Board and shareholder approval requirements; (iii) require the applicable adviser to select brokers and dealers for portfolio transactions and permit soft-dollar arrangements; (iv) have substantially similar indemnification provisions and provisions related to confidentiality; (v) have the same term and termination provisions and automatic assignment provisions required by the 1940 Act; (vi) have substantially similar “use of name” provisions related to each adviser’s respective intellectual property; (vii) establish that the applicable adviser’s services are not exclusive; and (viii) establish similar processes for amendments (including a requirement for shareholder approval when required by the 1940 Act). Additionally, the management fees under both agreements are identical.

The New Advisory Agreement contains additional provisions requiring ProShares to notify the Fund within 60 days of an ownership or management change at ProShares, and provide prompt notice if there is a change in portfolio managers. The New Advisory Agreement also requires ProShares to adopt business continuity and cybersecurity policies, and to promptly notify the Board of any material cybersecurity incident reasonably likely to affect the Fund or its shareholders.

Under the Current Advisory Agreement, RBC Rochdale is liable for losses resulting from improper investments and for the accuracy and completeness of the Fund’s offering materials (including the prospectus, statement of additional information, and advertising and sales materials). Under the New Advisory Agreement, ProShares is not liable for losses resulting from improper investments and is only responsible for the material accuracy and completeness of the information it supplies or prepares for inclusion in the Fund’s registration statement, shareholder reports, proxy materials, and other regulatory filings.

The Current Advisory Agreement states that the governing law of the agreement is New York, whereas the New Advisory Agreement has Maryland as the governing law.

Summary of Fund Expenses

Fees and Expenses – Current and Pro Forma as May 29, 2026

	Current		Pro Forma
Shareholder Transaction Expenses (fees paid directly from your investment)
Maximum Repurchase Fee	None		None
Sales Load	None		None

Annual Fund Operating Expenses (as a percentage of net assets attributable to the shares)
Management Fee	0.50%		0.50%
Shareholder Servicing Fee	0.25%		0.25%
Other Expenses	0.24%		0.24%
Total Annual Fund Operating Expenses	0.99%		0.99%
Fee Waivers and/or Expense Reimbursements	0.00	%(1)	0.00	%(2)
Total Annual Fund Operating Expenses after Fee Waivers and/or Expense Reimbursements	0.99%		0.99%

(1)     RBC Rochdale has contractually agreed to waive its management fee and/or reimburse expenses to the extent necessary to ensure that the Fund’s total annual operating expenses will not exceed 1.00% (after fee waivers and/or expense reimbursements, and exclusive of front-end or contingent deferred loads, taxes, interest, brokerage commissions, acquired fund fees or expenses, extraordinary expenses such as litigation expenses, and other expenses not incurred in the ordinary course of the Fund’s business). These arrangements will continue until July 27, 2027, and shall automatically renew for an additional one-year period unless sooner terminated by the Fund or by the Board of Trustees upon 60 days’ written notice to RBC Rochdale or termination of the advisory agreement between the Fund and RBC Rochdale. RBC Rochdale may recoup fees waived and expenses reimbursed for a period of three years following the date such reimbursement or reduction was made if such recoupment does not cause current expenses to exceed the expense limit for the Fund in effect at the time the expenses were paid/waived or any expense limit in effect at the time of recoupment.

(2)     ProShares has contractually agreed to waive its management fee and/or reimburse expenses to the extent necessary to ensure that the Fund’s total annual operating expenses will not exceed 1.00% (after fee waivers and/or expense reimbursements, and exclusive of front-end or contingent deferred loads, taxes, interest, brokerage commissions, acquired fund fees or expenses, extraordinary expenses such as litigation expenses, and other expenses not incurred in the ordinary course of the Fund’s business) for a period of three years from the date of the closing of the Adoption, and shall automatically renew for an additional one-year period unless sooner terminated by the Fund or by the Board of Trustees upon 60 days’ written notice to ProShares or termination of the advisory agreement between the Fund and ProShares. ProShares may recoup fees waived and expenses reimbursed for a period of three years following the date such reimbursement or reduction was made if such recoupment does not cause current expenses to exceed the expense limit for the Fund in effect at the time the expenses were paid/waived or any expense limit in effect at the time of recoupment.

Example

The following Example is intended to help you understand the various costs and expenses that you, as a holder of shares, would bear directly or indirectly (based on the Fund’s current expenses and pro forma expenses). The Example assumes that you invest $10,000 in shares of the Fund for the time periods indicated. Because there are no costs to you associated with repurchases of your shares, your costs would be the same whether you hold your shares or tender your shares for repurchase at the end of the time periods indicated. The Example also assumes that your investment has a 5% return each year, that all dividends and distributions are reinvested at NAV, and that the Fund’s operating expenses (as described above) remain the same. The Pro Forma Example reflects ProShares’ contractual fee waiver and/or expense reimbursement only for the term of the contractual fee waiver and/or expense reimbursement noted in footnote 2, above. The Example should not be considered a representation of the Fund’s future expenses. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	1 Year	3 Years	5 Years	10 Years
Current	$101	$315	$547	$1,213
Pro Forma	$101	$315	$547	$1,213

Evaluation by the Board of Trustees

The New Advisory Agreement was unanimously approved by a majority of the Board, including the Independent Trustees, at an in-person meeting held on August 20, 2026.  In approving the New Advisory Agreement, the Board determined that the terms of the New Advisory Agreement are fair and reasonable and approved the New Advisory Agreement as being in the best interests of the Fund and its shareholders.  In making their determinations, the Board considered materials that were specifically prepared by RBC Rochdale and ProShares regarding the Adoption and the New Advisory Agreement, including information with respect to ProShares that was provided to the Independent Trustees in response to a number of questions and supplemental information requests from counsel to the Independent Trustees.  The Board was also provided with information prepared by ProShares in response to due diligence requests from RBC Rochdale.  In addition, the Board met with representatives from RBC Rochdale and ProShares at the Board’s July 29, 2026 meeting to discuss the Adoption and the New Advisory Agreement.  The Independent Trustees of the Fund also met separately with their independent counsel to consider the New Advisory Agreement.  In their deliberations, the Independent Trustees had the opportunity to meet privately on several occasions without representatives of RBC Rochdale or ProShares present and were represented throughout the process by counsel to the Independent Trustees.  RBC Rochdale recommended that the Board approve the New Advisory Agreement in connection with the Board’s consideration of the broader Adoption.

In approving the New Advisory Agreement, the Board considered, among other things, the nature, extent, and quality of the services to be provided by ProShares, including the experience and qualifications of the new portfolio management team that would assume direct responsibility for managing the Fund, the costs of services to be provided by ProShares and profits expected to be realized by ProShares with respect to the Fund.  The Board also considered whether the proposed fee levels reflect any economies of scale for the benefit of Fund shareholders and the extent to which economies of scale would be realized as the Fund grows.  The Board also evaluated ProShares’ ability to manage the Fund.  Counsel to the Independent Trustees provided the Independent Trustees with a memorandum regarding the statutory and regulatory requirements for approval and disclosure of investment advisory agreements.  The Board evaluated all of the foregoing and, considering all factors together, determined in the exercise of its business judgment that approval of the New Advisory Agreement is in the best interests of the Fund and its shareholders.  The following provides more detail on certain factors considered by the Independent Trustees and the Board’s conclusions with respect to each such factor.

Nature, extent and quality of the services. The Board received and considered various information regarding the nature, extent and quality of the advisory services to be provided by ProShares to the Fund under the New Advisory Agreement.  ProShares provided detailed responses to requests submitted by counsel to the Independent Trustees.  At its July 29, 2026 meeting, the Board received a presentation from senior personnel at ProShares regarding the resources that would be dedicated to the Fund.  The Board considered that ProShares reported approximately $102.5 billion in assets under management across its ETF and mutual fund lines of business as of April 30, 2026, and that ProShares is a privately owned investment adviser with a long history of developing and managing registered investment companies. The Board assessed the composition and experience of the new portfolio management team that would be responsible for managing the Fund following the Adoption.  The Board noted that although ProShares does not manage any funds or accounts with a comparable investment mandate to the Fund, ProShares intends to continue managing the Fund in a manner consistent with the Fund’s current investment objective and principal investment strategies.  This includes maintaining the Fund’s existing insurance-linked investment focus and its investments in structured investments issued by NB Reinsurance Ltd. (“NB Re”). The Board also considered that to ensure continuity of services to the Fund, ProShares intended to maintain the same service provider arrangements currently in place for the Fund (other than the investment advisory services to be provided by ProShares).  The Board also considered ProShares’ representation that it anticipated that the scope and quality of the services to be provided to the Fund following the Adoption would be at least equal to, and consistent with, those currently provided to the Fund. The Board also evaluated financial information provided by ProShares concerning the operations of its affiliated advisory entities and ProShares’ financial stability.

Based on the foregoing and other relevant information reviewed, the Board concluded that, overall, it was satisfied with assurances from ProShares as to the expected nature, extent and quality of the services to be provided to the Fund under the New Advisory Agreement.

Investment performance. The Board considered that ProShares does not currently manage any investment portfolio using substantially similar investment objectives and policies to those of the Fund and, accordingly, that no comparative performance history for ProShares managing the Fund’s strategy was available for the Board’s review.  The Board considered ProShares’ representation that it intended to continue managing the Fund in a manner consistent with the Fund’s current investment objective and principal investment strategies.  This includes maintaining the Fund’s existing insurance-linked investment focus and its investments in structured investments issued by NB Re.  Because ProShares does not expect to change the Fund’s investment objective or principal investment strategies, the Board considered the Fund’s historical performance under RBC Rochdale’s management to remain relevant and informative to its evaluation, notwithstanding the change in the portfolio management team.  The Board observed that in connection with its determination to renew the Current Advisory Agreement between RBC Rochdale and the Fund at its May 13, 2026 meeting, it had assessed the performance of the Fund compared with its benchmark index, the ICE BofA ML 3-Month U.S. Treasury Bill Index (the “Treasury Bill Index”), and the Swiss Re Cat Bond Total Return Index (the “Cat Bond Index”), for the one-, three-, and five-year and since inception periods ended December 31, 2025. The Board observed that the Fund outperformed the Treasury Bill Index returns for the one-, three-, and five-year and since inception periods. The Fund underperformed the Cat Bond Index returns (by 3.52% or less) for the one- and three-year periods, but outperformed the Cat Bond Index return for the five-year period. In considering the Fund’s performance, the Board noted the Fund’s 10.53% return in 2025, its outperformance of the Treasury Bill Index, and its underperformance of the Cat Bond Index for the one- and three-year periods. The Board also considered the performance of the Fund against a peer group of two other insurance-linked securities funds, and noted that the Fund had underperformed the peer group funds for the one-, three- and five-year periods (by 14.38% or less).  The Board considered RBC Rochdale’s explanation that the Fund’s defensive positioning, together with lower overall catastrophe losses in 2025, contributed to the Fund’s underperformance relative to the Cat Bond Index for the one-year period. The Board also considered RBC Rochdale’s assertion that the deviation from the Cat Bond Index return was to be expected because the Fund is mainly focused on investing in industry loss warranties, whereas the Cat Bond Index is focused on catastrophe bonds.  The Board recognized that the transition to an entirely new portfolio management team introduced greater uncertainty regarding future performance than would be the case with a continuing portfolio management team, and weighed this consideration against the qualifications and experience of the proposed portfolio management team, ProShares’ commitment to maintaining the Fund’s existing investment process, and ProShares’ representations regarding the resources it intends to devote to the Fund.

Fees and Expenses. The Board considered that the Fund currently pays RBC Rochdale an annual advisory fee of 0.50%, and if the Adoption is approved, the Fund would pay ProShares an annual advisory fee of 0.50%.  The Board considered a comparative fee and expense report prepared by a third-party research provider, which compared the Fund’s proposed advisory fee of 0.50% and total net expenses of 0.99% against a peer group of two other insurance-linked securities funds and a broader universe of credit and income-oriented funds.  The Board noted that the Fund’s gross advisory fee was below the median gross advisory fee charged by the peer group and the broader universe, and that the Fund’s total net expenses were also below the median of its peer group and the broader universe.  The Board considered that no changes to the Fund’s advisory fee are being proposed in connection with the Adoption.  The Board also considered that in connection with the execution of the New Advisory Agreement, if approved, ProShares will enter into an Expense Limitation and Reimbursement Agreement with the Fund for an initial term of three years from the date of the Adoption, under which ProShares will contractually agree to waive its advisory fee and/or reimburse the Fund’s expenses in order to keep the Fund’s total annual operating expenses (exclusive of front-end or contingent deferred loads, taxes, interest, brokerage commissions, acquired fund fees and expenses, extraordinary expenses such as litigation expenses and other expenses not incurred in the ordinary course of the Fund’s business) from exceeding 1.00% of the Fund’s average net assets, which is the same expense cap currently in effect for the Fund under its existing expense limitation agreement with RBC Rochdale.

Profitability, Benefits to ProShares and Economies of Scale.  The Board next considered information provided by ProShares relating to its expected costs and profits with respect to the Fund for the first year of the New Advisory Agreement, and noted that ProShares concluded that the first year would not be profitable.  The Trustees further noted the estimated nature of the profitability information presented and that it was not possible to predict with certainty how ProShares’ profitability actually would be affected by becoming the investment adviser to the Fund, but that the Trustees had been satisfied, based on their review of the financial and projected profitability information provided by ProShares, that the profitability from ProShares’ relationship with the Fund during the initial term of the New Advisory Agreement would not be excessive.

The Board considered that ProShares’ platform presented new opportunities for the Fund to receive the benefits of economies of scale through ProShares’ relationships with intermediaries and service providers, and considered other operational efficiencies that could lead to economies of scale.  The Trustees noted that there can be no assurances that economies of scale will be achieved.

The Trustees also considered that RBC Rochdale has a financial interest under the Asset Purchase Agreement in having the Board and shareholders approve the New Advisory Agreement.

Based on the information provided to and evaluated by the Board, the Board concluded that, with respect to the Fund, the fees proposed to be charged by ProShares under the New Advisory Agreement are fair and reasonable in light of the quality and nature of the services proposed to be provided by ProShares and that the proposed profitability of ProShares’ relationship with the Fund during the initial term of the New Advisory Agreement will not be excessive.

Conclusion. In their deliberations, the Trustees did not identify any single item that was all-important or controlling and each Trustee may have attributed different weights to various factors.  After an evaluation of the above-described factors and based on their deliberations and analysis of the information provided, the Trustees concluded that approval of the New Advisory Agreement is in the best interests of the Fund and its shareholders.  Accordingly, the Trustees, including the Independent Trustees voting separately, unanimously approved the New Advisory Agreement with respect to the Fund and recommended that shareholders of the Fund vote FOR approval of the New Advisory Agreement.

Section 15(f) of the 1940 Act

Section 15(f) of the 1940 Act provides a safe harbor for an investment adviser of a registered investment company (or any affiliated persons of the investment adviser) to receive any amount or benefit in connection with a sale of securities or other interest in the investment adviser, provided that two conditions are satisfied. RBC Rochdale will receive compensation in connection with the Asset Transfer.

First, an “unfair burden” may not be imposed on the investment company as a result of the sale, or any express or implied terms, conditions or understandings applicable to the sale. The term “unfair burden,” as defined in the 1940 Act, includes any arrangement during the two-year period after the sale whereby the investment adviser (or predecessor or successor adviser), or any “interested person” of the adviser (as defined in the 1940 Act), receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its security holders (other than fees for bona fide investment advisory or other services), or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company (other than ordinary fees for bona fide principal underwriting services).

Second, during the three-year period after the sale, at least 75% of the members of the investment company’s board of directors cannot be “interested persons” (as defined in the 1940 Act) of the investment adviser or its predecessor.

The Trustees have not been advised by RBC Rochdale or ProShares of any circumstances arising from the Asset Transfer that might result in the imposition of an “unfair burden” on the Fund as defined in Section 15(f) of the 1940 Act. Moreover, ProShares has committed that for two years after the consummation of the Asset Transfer, it will use commercially reasonable efforts to ensure that there is no unfair burden imposed on the Fund. ProShares has also agreed that for a minimum of three years subsequent to the consummation of the Asset Transfer, it will use commercially reasonable efforts to ensure that at least 75% of the Board will be comprised of persons who are not “interested persons” of either ProShares or RBC Rochdale.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 1.

PROPOSAL 2: ELECTION OF TRUSTEES

Background

The Board is responsible for overseeing the management and operation of the Fund, including general supervision and review of the Fund’s investment activities. The Board meets regularly to oversee the business affairs of the Fund and review the activities of the Fund’s officers, who are responsible for day-to-day operations of the Fund. Daniel A. Hanwacker, Jon C. Hunt, Julie C. Miller, Jay C. Nadel, Shelley Y. Simms, and James R. Wolford currently serve as Trustees of the Fund, and Mr. Nadel serves as Chairperson of the Board.

In this Proposal 2, shareholders are being asked to elect the trustee nominees set forth below (each a “Nominee”) to the Fund’s Board. Each of the Nominees has agreed to serve on the Board. There is no stated term of office for the Trustees. The current Board has adopted a policy setting a retirement date for Trustees of December 31 of the year in which each Trustee reaches age 75. Exceptions to the retirement age may be made by the Board in individual cases for a period of up to two years, in the discretion of the Board. If the Adoption is completed, the current retirement policy would no longer apply and each Nominee would serve as a Trustee until the election and qualification of his successor, or until his resignation, retirement, or removal. All of the current Trustees (Daniel A. Hanwacker, Jon C. Hunt, Julie C. Miller, Jay C. Nadel, Shelley Y. Simms, and James R. Wolford) intend to resign upon the close of the Adoption.

The following Nominees – William D. Fertig, Russell S. Reynolds III, Michael C. Wachs, and Michael L. Sapir – were recommended by RBC Rochdale, approved by the Board’s Nominating and Governance Committee, and approved for appointment as Trustees by the Board on August 20, 2026, subject to shareholder approval and the satisfaction of certain closing matters, including the Asset Purchase Agreement. Section 16 of the 1940 Act requires that certain percentages of trustees on boards of registered investment companies must have been elected by shareholders under various circumstances. In general, at least a majority of a registered fund’s trustees must have been elected to such office by shareholders. In addition, new trustees cannot be appointed by existing trustees to fill vacancies created by retirements, resignations, or an expansion of a board unless, after those appointments, at least two thirds of the trustees have been elected by shareholders.

To properly seat the Nominees and to facilitate future compliance with the requirements of the 1940 Act, the Board proposes to have shareholders elect William D. Fertig, Russell S. Reynolds III, Michael C. Wachs, and Michael L. Sapir to serve as Trustees of the Fund. The Board as it would be constituted with the Nominees is referred to below as the “Post-Adoption Board.”

The tables below provide information as to the Nominees’ principal business occupations and directorships held during at least the last five years and certain other information. Mr. Fertig, Mr. Reynolds, and Mr. Wachs would each serve as a Trustee who is not an interested person of the Fund as that term is defined in Section 2(a)(19) of the 1940 Act (an “Independent Trustee”), while Mr. Sapir would be deemed to be an interested person of the Fund (an “Interested Trustee”).

Information Regarding the Nominees

Name, Address(1) and Year of Birth	Position/ Term of Office(2)	Principal Occupation(s) During the Past Five Years	Number of Portfolios in Fund Complex(3) Overseen by Nominee	Other Directorships Held by Nominee
Independent Trustee Nominees
William D. Fertig (1956)	None	Context Capital Management (Alternative Asset Management): Chief Investment Officer (2002 – present).	None	Trustee of ProShares Trust (includes 147 portfolios) and ProFunds (includes 117 portfolios).
Russell S. Reynolds III (1957)	None	RSR Partners, Inc. (Retained Executive Recruitment and Corporate Governance Consulting): Managing Director (1993 – present).	None	Trustee of ProShares Trust (includes 147 portfolios) and ProFunds (includes 117 portfolios).
Michael C. Wachs (1961)	None	Linden Lane Capital Partners LLC (Real Estate Investment and Development): Managing Principal (2010 – present).	None	Trustee of ProShares Trust (includes 147 portfolios) and ProFunds (includes 117 portfolios).
Interested Trustee Nominee
Michael L. Sapir(4) (1958)	None

ProFund Advisors LLC (Asset Management): Chairman and Chief Executive Officer (1997 – present); ProShare Advisors LLC (Asset Management): Chairman and Chief Executive Officer (2005 – present); ProShare Capital Management LLC (Asset Management): Chairman and Chief Executive Officer (2008 – present).

			None	Trustee of ProShares Trust (includes 147 portfolios) and ProFunds (includes 117 portfolios).

___________________

(1)	The address of each Nominee is c/o ProShares, 7272 Wisconsin Avenue, 21st Floor, Bethesda, Maryland 20814.

(2)

Each Trustee currently serves until the next meeting of shareholders, if any, called for the purpose of electing trustees and the election and qualification of his or her successor; or until death, resignation, declaration of bankruptcy or incompetence by a court of competent jurisdiction, or removal by a majority vote of the Trustees or the shares entitled to vote.

(3)

“Fund complex” is defined as two or more registered investment companies that hold themselves out to investors as related companies or have a common investment adviser or affiliated investment advisers and in this case includes the Fund, the City National Rochdale Strategic Credit Fund, and the City National Rochdale Funds. However, following the Adoption, the Fund would become part of the ProShares fund complex, which includes all operational registered investment companies under the 1940 Act that are advised by ProShare Advisors LLC and any registered investment companies that have an investment adviser that is an affiliated person of ProShare Advisors LLC.

(4)	Mr. Sapir is deemed an “interested person” as defined in the 1940 Act, by virtue of his affiliations with ProFund Advisors LLC, ProShare Advisors LLC, and ProShare Capital Management LLC.

Nomination Considerations

The Nominees were selected with a view towards establishing a board that would have the broad experience needed to oversee a registered investment company employing investment strategies involving various types of debt securities and credit-related investments. As a group, the Nominees have extensive experience in many different aspects of the financial services and asset management industries.

The Nominees were selected to join the Board based upon the following factors, among others: willingness to serve and willingness and ability to commit the time necessary to perform the duties of a Trustee; service on boards of investment companies, including investment companies for which ProShares serves as investment adviser; and with respect to certain persons, satisfying the criteria for not being classified as an “interested person” of the Fund as defined in the 1940 Act. In addition to the information set forth in the table above and other relevant qualifications, experience, attributes or skills applicable to a particular Nominee, the following provides further information about the qualifications and experience of each Nominee:

•         Mr. Fertig has been a Trustee of ProFunds and ProShares since 2011.  He is Co-Founder and Chairman of Context Capital Management, and serves on the firm’s Investment and Risk Committee. Mr. Fertig has spent his professional career specializing in managing investments in convertible securities, derivatives, and credit and event-driven opportunities. He began his career as a proprietary trader at E.F. Hutton, Credit Suisse and Drexel Burnham Lambert. In 1990, he launched McMahan Securities’ entry into the brokerage business, focused exclusively on convertible and derivative securities. Mr. Fertig earned a B.S. Degree in Economics from Allegheny College with high honors, where he was elected to Phi Beta Kappa. He later received an MBA with a concentration in Finance from New York University.

•         Mr. Reynolds has served as an Independent Trustee of ProFunds since October 1997 and ProShares since November 2005. Mr. Reynolds has extensive experience in the financial services field. Currently he is a Managing Director of RSR Partners, Inc., specializing in the firm’s Asset Management and Board Recruiting practices. Over the course of his career, Mr. Reynolds has developed extensive expertise in corporate governance, financial services leadership and executive search in the financial services industry. Before joining RSR Partners, he worked at Russell Reynolds Associates in New York, where he recruited executives in corporate finance, portfolio management, general management, and human resources. Earlier, he served in the firm’s finance department, where he managed the budget process for 21 offices worldwide and oversaw banking relationships, treasury operations, and special projects. He began his career at J.P. Morgan and later joined the firm’s commercial paper advisory group, acting as a liaison between marketing and trading operations. In addition to his professional responsibilities, Mr. Reynolds earned a B.A. from The George Washington University and a master’s degree in telecommunications and computing management from Polytechnic University in Brooklyn, New York.

•         Mr. Wachs has served as an Independent Trustee of ProFunds since October 1997 and ProShares since November 2005.  He is the Founder and Managing Principal of Linden Lane Capital Partners, leading the firm’s real estate investment strategies. Mr. Wachs has more than 35 years of experience in commercial real estate and finance, real estate investment, distressed debt, transaction structuring, and asset management. Prior to founding Linden Lane Capital Partners, he co-founded Spring Mill Capital Management, a firm focused on distressed commercial real estate debt investment management. Earlier in his career, he served as President and Chief Operating Officer, Principal, and Director of AMC Delancey Group, Inc., where he was responsible for executing the firm’s real estate investment strategies, including identifying and structuring investments, establishing joint ventures with operating partners, and overseeing due diligence, financing, and disposition activities. Mr. Wachs earned a Master of Business Administration from Drexel University and a Bachelor of Arts in Economics from The George Washington University.

•         Mr. Sapir is co-founder, chairman, and CEO of ProShare Advisors, the investment adviser to the ProShares family of over 150 exchange traded funds (ETFs), and ProFund Advisors, the investment adviser to the ProFunds family of mutual funds. Under Mr. Sapir’s 25+ years of leadership, ProShares and its affiliates have grown into a significant ETF provider, with over $85 billion in assets under management. Mr. Sapir has overseen the development of more than 250 ETFs and mutual funds. Mr. Sapir was named by Bloomberg Businessweek in 2021 to the Bloomberg 50, an annual list of innovators, entrepreneurs, and leaders who have changed global business. He has also been recognized as one of Business Insider’s ETF Innovators of 2024, as one of the top 20 influencers in crypto and blockchain by Cointelegraph, as an inaugural member of the ETF Hall of Fame by ETF Database, and as one of the 40 Most Influential People in Fund Distribution by Mutual Fund Wire. Mr. Sapir is frequently quoted by the financial media, including The Wall Street Journal, Barron’s, Forbes, and The Financial Times. Mr. Sapir is a minority owner of the Washington Commanders. Mr. Sapir holds degrees from Georgetown University Law Center (J.D.) and the University of Miami (B.A. and MBA).

Officers

Information relating to the current officers of the Fund is set forth in Exhibit B to this Proxy Statement. The Board appoints the Fund’s officers, who are responsible for administering the Fund’s day-to-day operations. The officers of the Fund do not receive any compensation from the Fund for their services. Certain officers of the Fund are officers of RBC Rochdale, the Fund’s current investment adviser.

It is expected that if the Adoption is completed and the Nominees are elected, a new slate of officers appointed by the Post-Adoption Board will take office. The Fund will not pay any compensation to the new officers. Information relating to the new slate of officers expected to be appointed into office by the Post-Adoption Board is set forth in Exhibit C to this Proxy Statement. This information is subject to change.

Current Board, Committees, Leadership Structure and Risk Oversight

Board Meetings

During the fiscal year ended January 31, 2026, the Fund’s Board held five regular meetings, all of which were attended by all of the current Trustees.

Current Committees

The Board has an Audit Committee, comprised solely of the Independent Trustees. The Committee makes recommendations to the Board with respect to the engagement of the Fund’s independent registered public accounting firm, approves all auditing and other services provided to the Fund by its independent registered public accounting firm, and reviews with the independent registered public accounting firm the plan and results of the audit engagement and matters having a material effect on the Fund’s financial operations. The Board has adopted a written charter for its Audit Committee, a copy of which is attached as Exhibit D.  During the fiscal year ended January 31, 2026, the Fund’s Audit Committee held five meetings. The Board has designated James R. Wolford as the Fund’s “audit committee financial expert,” as defined in Form N-CSR under the 1940 Act, based on the Board’s review of his qualifications.

The Board has an Investment Committee, comprised of all of the Trustees. The Committee monitors on an ongoing basis the investment operations of the Fund, including matters such as the Fund’s adherence to its investment mandates, historical performance of RBC Rochdale, changes in investment processes and personnel, appropriate benchmarks, and proposed changes in investment objective and strategies. During the fiscal year ended January 31, 2026, the Investment Committee held four meetings.

The Board has a Nominating and Governance Committee, comprised of all of the Trustees. The Committee operates pursuant to a Nominating and Governance Committee Charter, a copy of which is attached to this Proxy Statement as Exhibit E. The Committee periodically reviews such issues as the Board’s composition, responsibilities, committees and other relevant issues, and recommends any appropriate changes to the Board. During the fiscal year ended January 31, 2026, the Nominating and Governance Committee did not meet.

Current Leadership Structure and Risk Oversight

All six Trustees on the current Board are Independent Trustees. Jay Nadel serves as Chairperson of the Board. The Chairperson serves as a key point person for dealings between the Fund’s management and the other Independent Trustees. Through the Committees of the Board, the Independent Trustees consider and address important matters involving the Fund, including those presenting conflicts or potential conflicts of interest. The Independent Trustees also regularly meet outside the presence of management and are advised by independent legal counsel. The Board has determined that its organization and leadership structure are appropriate in light of its fiduciary and oversight obligations and the special obligations of the Independent Trustees. The Board believes that its structure facilitates the orderly and efficient flow of information to the Independent Trustees from management.

Consistent with its responsibility for oversight of the Fund in the interests of shareholders, the Board, among other things, oversees risk management of the Fund’s investment program and business affairs directly and through the Audit Committee. The Board has emphasized to RBC Rochdale the importance of maintaining vigorous risk management programs and procedures.

The Fund faces a number of risks, such as investment risk, valuation risk, reputational risk, risk of operational failure or lack of business continuity, and legal, compliance and regulatory risk. Risk management seeks to identify and address risks, i.e., events or circumstances that could have material adverse effects on the business, operations, shareholder services, investment performance or reputation of the Fund. Under the overall supervision of the Board, RBC Rochdale and other service providers to the Fund employ a variety of processes, procedures and controls to identify various of those possible events or circumstances, to ensure such risks are appropriate, and where appropriate to lessen the probability of their occurrence and/or to mitigate the effects of such events or circumstances if they do occur. Different processes, procedures and controls are employed with respect to different types of risks. Various personnel, including the Fund’s Chief Compliance Officer, RBC Rochdale’s management, and other service providers (such as the Fund’s independent registered public accounting firm) make periodic reports to the Board or to the Audit Committee with respect to various aspects of risk management. The Board recognizes that not all risks that may affect the Fund can be identified, that it may not be practical or cost-effective to eliminate or mitigate certain risks, that it may be necessary to bear certain risks (such as investment-related risks) to achieve the Fund’s investment objective, and that the processes, procedures and controls employed to address certain risks may be limited in their effectiveness. Moreover, reports received by the Trustees as to risk management matters are typically summaries of the relevant information. As a result of the foregoing and other factors, the Board’s risk management oversight is subject to substantial limitations.

Post-Adoption Board, Committees, Leadership Structure and Risk Oversight

If elected, the Post-Adoption Board will have general oversight responsibility with respect to the operation of the Fund. The Post-Adoption Board will be responsible for overseeing ProShares and other service providers to the Fund in accordance with the provisions of the federal securities laws.

The Post-Adoption Board will be composed of four Trustees, including three Independent Trustees who are not “interested persons” of the Fund, as that term is defined in the 1940 Act. In addition to four regularly scheduled meetings per year, the Post-Adoption Board will meet periodically in executive session (with and without employees of ProShares), and holds special meetings, and/or informal conference calls relating to specific matters that may require discussion or action prior to its next regular meeting. The Independent Trustees have retained “independent legal counsel” as the term is defined in the 1940 Act.

The Post-Adoption Board expects to appoint Michael L. Sapir to serve as Chairman of the Post-Adoption Board. Mr. Sapir is also Chief Executive Officer of ProShares and, as such, is not an Independent Trustee. The Chairman’s primary role is to participate in the preparation of the agenda for board meetings, determine (with the advice of counsel) which matters need to be acted upon by the Post-Adoption Board, and to ensure that the Post-Adoption Board obtains all the information necessary to perform its functions and take action. The Chairman also presides at all meetings of the Post-Adoption Board and acts, with the assistance of staff, as a liaison with service providers, officers, attorneys and the Independent Trustees between meetings. The Chairman performs such other functions as requested by the Post-Adoption Board from time to time. The Post-Adoption Board does not have a lead Independent Trustee.

The Post-Adoption Board has determined that its leadership structure and size is appropriate in light of the characteristics of the Fund. The Post-Adoption Board believes that a four-member board, including three Independent Trustees, is of an adequate size to oversee the operations of the Fund, and that, in light of the small size of the Post-Adoption Board, a complex board leadership structure is not necessary or desirable. The relatively small size of the Post-Adoption Board facilitates ready communication among the Post-Adoption Board members, and between the Post-Adoption Board and management, both at meetings and between meetings, further leading to the determination that a complex board structure is unnecessary. In view of the small size of the Post-Adoption Board, the Post-Adoption Board is expected to conclude that designating one of the three Independent Trustees as the “lead Independent Trustee” would not be likely to meaningfully enhance the effectiveness of the Post-Adoption Board. The Post-Adoption Board will review its leadership structure at least annually and believes that its structure is appropriate to enable the Post-Adoption Board to exercise its oversight of the Fund.

The Post-Adoption Board oversight of the Fund extends to the Fund’s risk management processes. The Post-Adoption Board and its Audit Committee consider risk management issues as part of their responsibilities throughout the year at regular and special meetings. ProShares and other service providers will prepare regular reports for Post-Adoption Board and Audit Committee meetings that address a variety of risk-related matters, and the Post-Adoption Board as a whole or the Audit Committee may also receive special written reports or presentations on a variety of risk issues at the request of the Post-Adoption Board or the Audit Committee. For example, the portfolio managers of the Fund will meet regularly with the Post-Adoption Board to discuss portfolio performance, including investment risk, counterparty risk and the impact on the Fund of investments in particular securities or other assets. As noted above, given the relatively small size of the Post-Adoption Board, the Post-Adoption Board believes it is not necessary to adopt a complex leadership structure in order for the Post-Adoption Board to effectively exercise its risk oversight function.

The Post-Adoption Board expects to appoint a Chief Compliance Officer (“CCO”) for the Fund (who is also the CCO for ProShares). The CCO reports directly to the Post-Adoption Board and participates in the Post-Adoption Board’s meetings. The Independent Trustees meet at least annually in executive session with the CCO, and the Fund’s CCO prepares and presents an annual written compliance report to the Post-Adoption Board. The CCO also provides updates to the Post-Adoption Board on the operation of the Fund’s compliance policies and procedures and on how these procedures are designed to mitigate risk. Finally, the CCO and/or other officers or employees of ProShares report to the Post-Adoption Board in the event that any material risk issues arise.

In addition, the Audit Committee of the Post-Adoption Board meets regularly with the Fund’s independent public accounting firm to review reports on, among other things, the Fund’s controls over financial reporting.

Post-Adoption Board Committees

Following the Adoption, and subject to the Post-Adoption Board’s determination, the Post-Adoption Board is expected to continue operating pursuant to the Fund’s governing documents and applicable law, including the 1940 Act and applicable SEC rules, and to carry out its oversight responsibilities through standing committees established by the Post-Adoption Board. These committees are expected to include an Audit Committee composed solely of Independent Trustees operating pursuant to a written charter approved by the Post-Adoption Board.

Equity Securities Owned by Nominees

The following table sets forth the dollar range of equity securities of the Fund and other funds overseen by each Nominee beneficially owned by the Nominee as of January 1, 2026.

Independent Trustee Nominees

Name of Nominee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Nominee in Family of Investment Companies
William D. Fertig	$0	Over $100,000
Russell S. Reynolds III	$0	$50,000-100,000
Michael C. Wachs	$0	$10,000-50,000

Interested Trustee Nominee

Name of Nominee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Nominee in Family of Investment Companies
Michael L. Sapir	$0	Over $100,000

Nominee Compensation

None of the Nominees has served as a Trustee of the Fund and, therefore, none of the Nominees has received any compensation from the Fund. Each Nominee who takes office with the Post-Adoption Board and qualifies as an Independent Trustee will be paid by the Fund for his services as an Independent Trustee. If the Nominees are elected and take office, the Post-Adoption Board may establish a new compensation schedule for its Independent Trustees. The Fund will not pay any compensation to any Interested Trustee.

The Fund does not have any retirement or pension plan for its Trustees or officers.

Transactions in Securities of RBC Rochdale or its Affiliates

None of the Nominees have purchased or sold any securities of RBC Rochdale, its parent companies or subsidiaries of its parent companies, since January 31, 2026.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 2 (THE ELECTION OF EACH NOMINEE).

OTHER INFORMATION

Independent Registered Public Accounting Firm

Cohen & Company, Ltd. (“Cohen”) serves as the independent registered public accounting firm for the Fund, and performs an annual audit of the financial statements of the Fund. The Fund does not expect any representatives of Cohen to be present at the Meeting.

Audit Fees

For the fiscal years ended January 31, 2026, and January 31, 2025, Cohen billed the Fund $63,000 and $63,000, respectively, for professional services rendered for the audit of the Fund’s annual financial statements or services that are normally provided in connection with statutory and regulatory filings.

The Fund’s Audit Committee has reviewed and discussed the Fund’s audited financial statements for the fiscal year ended January 31, 2026, with management. The Fund’s Audit Committee has discussed with Cohen the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the U.S. Securities and Exchange Commission (the “SEC”). The Fund’s Audit Committee has received from Cohen the written disclosures and the letter required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, has discussed Cohen’s independence with Cohen, and has considered the compatibility of non-audit services with the independence of the independent registered public accounting firm. Based on the Fund’s Audit Committee’s review and discussions with management and Cohen, the Audit Committee recommended to the Board that the Fund’s audited financial statements be included in the Fund’s annual report to shareholders for the fiscal year ended January 31, 2025, for filing with the SEC.

The current members of the Fund’s Audit Committee are: Daniel A. Hanwacker, Jon C. Hunt, Julie C. Miller, Jay C. Nadel, Shelley Y. Simms, and James R. Wolford.

Audit-Related Fees

For the fiscal years ended January 31, 2026, and January 31, 2025, Cohen did not bill the Fund for any assurance and related services that are reasonably related to the performance of the audit of the Fund’s financial statements and that are not reported above.

Tax Fees

For the fiscal years ended January 31, 2026, and January 31, 2025, Cohen billed the Fund $8,000 and $8,000, respectively, for tax compliance, tax advice or tax planning.

All Other Fees

For the fiscal years ended January 31, 2026, and January 31, 2025, Cohen did not bill the Fund for any products and services other than the services reported above.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures with regard to the pre-approval of services provided to the Fund by its independent registered public accounting firm. The Committee must pre-approve all auditing services and permissible non-audit services (e.g., tax services) to be provided to the Fund by such firm, including the fees and other compensation to be paid to the firm. The Committee may delegate to one or more of its members the authority to grant pre-approvals and requires that the decisions of any member to whom authority is delegated be presented to the full Committee at each of its scheduled meetings. The Committee must also pre-approve the independent registered public accounting firm’s engagements for non-audit services with RBC Rochdale and any affiliate of RBC Rochdale that provides ongoing services to the Fund, if the engagement relates directly to the operations and financial reporting of the Fund.

Non-Audit Fees

For the fiscal years ended January 31, 2026, and January 31, 2025, Cohen billed no non-audit fees to the Fund, RBC Rochdale, or any affiliate of RBC Rochdale that provides services to the Fund.

Outstanding Shares

As of September 18, 2026, 13,878,887.376 shares of the Fund were issued and outstanding.

Ownership of Shares of the Fund

As of September 18, 2026, no person was known to the Fund to own beneficially 5% or more of the Fund’s outstanding shares.

As of September 18, 2026, the Trustees and officers of the Fund owned of record, in aggregate, less than 1% of the outstanding shares of the Fund.

Shareholder Nomination of Trustees

Current Board

The current Board has adopted the following procedures by which shareholders may recommend nominees to the Board. While the Nominating and Governance Committee normally is able to identify from its own resources an ample number of qualified candidates, it will consider shareholder suggestions of persons to be considered as nominees to fill future vacancies on the Board, so long as the shareholder or shareholder group submitting a proposed nominee beneficially owns more than 5% of the Fund’s voting shares and has held such shares continuously for two years, and is not an adverse holder (i.e., the shareholder or shareholder group has acquired such shares in the ordinary course of business and not with the purpose nor with the effect of changing or influencing the control of the Fund). No eligible shareholder or shareholder group may submit more than one independent Board member nominee each year. Such suggestions must be sent in writing to the Fund’s Secretary, and must be accompanied by the shareholder’s contact information, the nominee’s contact information and number of Fund shares owned by the nominee, all information regarding the nominee that would be required to be disclosed in solicitations of proxies for elections of directors required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a notarized letter from the nominee stating his or her intention to serve as a nominee and be named in the Fund’s proxy statement, if so designated by the Nominating and Governance Committee and the Board.

Neither the Nominating and Governance Committee nor the Board has established any specific minimum qualifications that must be met to be considered for nomination as a Trustee. In evaluating potential nominees, the Nominating and Governance Committee evaluates (i) each candidate’s qualifications, skills and experiences and (ii) whether such candidate will qualify as not an “interested person” of the Fund, as such term is defined in the 1940 Act. Neither the Nominating and Governance Committee nor the Board has a formal policy with regard to the consideration of diversity in identifying nominees to serve as a Trustee. Rather, as a matter of practice, the Nominating and Governance Committee considers the overall diversity of the Board’s composition when identifying candidates. Specifically, the Nominating and Governance Committee considers how a particular candidate could be expected to contribute to overall diversity in the backgrounds, race, gender, perspectives, skills and experiences of the Board’s members and thereby enhance the effectiveness of the Board.

Post-Adoption Board

Following the Adoption, shareholder suggestions must be sent in writing to the Fund’s Secretary, and must be accompanied by the shareholder’s contact information, the nominee’s contact information and number of Fund shares owned by the nominee, all information regarding the nominee that would be required to be disclosed in solicitations of proxies for elections of directors required under the Exchange Act, and a notarized letter from the nominee stating his or her intention to serve as a nominee and be named in the Fund’s proxy statement, if so designated by the Post-Adoption Board.

The Post-Adoption Board has not established any specific minimum qualifications that must be met to be considered for nomination as a Trustee. In evaluating potential nominees, the Post-Adoption Board evaluates (i) each candidate’s qualifications, skills and experiences and (ii) whether such candidate will qualify as not an “interested person” of the Fund, as such term is defined in the 1940 Act. The Post-Adoption Board has no formal policy with regard to the consideration of diversity in identifying nominees to serve as a Trustee. Rather, as a matter of practice, the Post-Adoption Board considers the overall diversity of the Board’s composition when identifying candidates. Specifically, the Post-Adoption Board considers how a particular candidate could be expected to contribute to overall diversity in the backgrounds, race, gender, perspectives, skills and experiences of the Board’s members and thereby enhance the effectiveness of the Board.

Other Matters

The Fund is not aware of any other matters that are expected to arise at the Meeting. If any other matter should arise, however, the persons named in properly executed proxies have discretionary authority to vote such proxies as they decide.

The governing documents of the Fund do not provide for annual meetings of shareholders and the Fund does not currently intend to hold such meetings in the future. Shareholder proposals for inclusion in a proxy statement for any subsequent meeting of the Fund’s shareholders must be received by the Fund within a reasonable period of time prior to any such meeting.

VOTING PROCEDURES

How to Vote

This proxy is being solicited by the Board of the Fund. You can vote by mail, touch-tone telephone, Internet, or at the Meeting.

•         To vote by mail, sign and send us the enclosed Proxy voting card in the postage paid return envelope provided. You may revoke your proxy at any time before it is exercised by signing and submitting a revised proxy, by giving written notice of revocation to the Fund at any time before the proxy is exercised, or by voting at the Meeting. Even if you plan to attend and vote at the Meeting, please return the enclosed Proxy card. This will help us ensure that an adequate number of shares are present at the Meeting.

•         To vote by telephone, call 1-800-690-6903.

•         To vote by Internet, vote at www.proxyvote.com.

•         To vote at the Meeting, attend the Meeting and cast your vote.

Proxy Solicitation

The Fund has retained Broadridge Financial Solutions, Inc. (“Broadridge”), a third-party service provider, to assist in the distribution of proxy materials, the solicitation and tabulation of proxies, and the certification of votes. It is anticipated that Broadridge will be paid approximately $8,884 for its services. Broadridge may solicit proxies personally and by mail, telephone, e-mail, or the Internet. In addition to the solicitation of proxies by Broadridge, officers of the Fund and officers and employees of RBC Rochdale, without additional compensation, may solicit proxies personally and by mail, telephone, e-mail, or the Internet.

The costs of the Proxy Statement will be borne by ProShares. These costs include the costs of printing and mailing the Proxy Statement and solicitation costs, including the fees and expenses of Broadridge.

Quorum and Adjournments

The presence at the Meeting or by proxy of 30% of the outstanding shares of the Fund entitled to vote will constitute a quorum for the Meeting with respect to the Fund. The Meeting may, by motion of the person presiding, be adjourned with respect to one or more matters to be considered at such meeting, even if a quorum is present with respect to such matters, when such adjournment is approved by the vote of holders of shares representing a majority of the shares present and entitled to vote with respect to the matter or matters adjourned. Unless a proxy is otherwise limited in this regard, any shares present and entitled to vote at the Meeting that are represented by broker non-votes, may, at the discretion of the proxies named therein, be voted in favor of such an adjournment. Any adjourned meeting may be held as adjourned without further notice if the date, time and place of the adjourned meeting were announced at the time of the adjournment, even if the date of such adjourned meeting is more than 120 days after the date set for the Meeting.

Effect of Abstentions and Broker “Non-Votes”

All proxies voted, including abstentions and broker non-votes (i.e., shares held by brokers or nominees, typically in “street name,” as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter), will be counted toward establishing a quorum. Please note that broker non-votes are not expected with respect to Proposal 1 because brokers are required to receive instructions from the beneficial owners or persons entitled to vote in order to submit proxies.

Broker-dealer firms holding shares of the Fund in “street name” for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their shares on each Proposal before the Meeting. A broker-dealer that is a member of the New York Stock Exchange and that has not received instructions from a customer or client on or prior to the date specified in the broker-dealer firm’s request for voting instructions may not vote such customer’s or client’s shares with respect to non-routine proposals, including Proposal 1, but it may vote such customer’s or client’s shares with respect to Proposal 2. Abstentions will have no effect on the outcome of a vote on adjournment.

RBC Rochdale Managed Account Holdings

Managed account clients of RBC Rochdale hold a significant portion of the assets of the Fund. RBC Rochdale has proxy voting authority for most of its managed account clients invested in the Fund. With respect to these managed account clients, RBC Rochdale has delegated authority for voting Fund shares to Glass Lewis. As of September 18, 2026, RBC Rochdale managed account clients for which RBC Rochdale has proxy voting authority represented 78% of the Fund’s net assets.

As a result, Glass Lewis’s voting recommendation is expected to determine whether each Proposal is approved.

Required Vote

Proposal 1

Approval of Proposal 1 will require the affirmative vote of a “majority of the outstanding voting securities” of the Fund, as defined in the 1940 Act. This means the lesser of (a) 67% or more of the voting securities of the Fund that are present at the Meeting or represented by proxy if more than 50% of the outstanding voting securities of the Fund are present or represented by proxy, or (b) more than 50% of the outstanding voting securities of the Fund.

Proposal 2

Approval of Proposal 2 will require the affirmative vote of a plurality of the shares of the Fund entitled to vote present in person or represented by proxy. A plurality vote means that the Nominees receiving the highest number of votes cast will be elected, even if they receive less than a majority of the votes cast.

Each Nominee has indicated that he or she is able and willing to serve as a Trustee and, if elected, will serve as a Trustee until the election and qualification of his successor, or until his resignation, retirement, or removal from office.

The Adoption is contingent upon each of Proposals 1 and 2 being approved by shareholders of the Fund and upon the consummation of the Asset Transfer. If either Proposal is not approved by shareholders of the Fund, the Adoption will not be completed. In addition, if the Asset Transfer is not consummated, the Adoption will not be completed, even if both of the Proposals are approved by shareholders. In such an event, the current Board would continue to serve the Fund, and RBC Rochdale would continue to serve as investment adviser to the Fund.

GENERAL INFORMATION

Service Providers

Current Service Providers

The Fund’s investment adviser is RBC Rochdale, located at 400 Park Avenue, 10th Floor, New York, New York 10022. The Fund’s administrator is SEI Investments Global Funds Services, located at One Freedom Valley Drive, Oaks, Pennsylvania 19456. The Fund’s distributor is SEI Investments Distribution Co., located at One Freedom Valley Drive, Oaks, Pennsylvania 19456. The Fund’s transfer agent is U.S. Bank Global Fund Services, located at 615 East Michigan Street, Milwaukee, Wisconsin 53202. The Fund’s custodian is U.S. Bank, N.A., located at 1555 N. Rivercenter Drive, Milwaukee, Wisconsin 53212. The Fund’s auditor is Cohen & Co, located at 1835 Market Street, Suite 310, Philadelphia, Pennsylvania 19103. Counsel to the Fund is Morgan, Lewis & Bockius LLP, located at 600 Anton Boulevard, Suite 1800, Costa Mesa, California 92626. Counsel to the Independent Trustees of the Fund is Dechert LLP, located at 633 West 5th Street, Suite 4900, Los Angeles, California 90071.

New Service Providers

If the Proposals are approved by shareholders and the Adoption is completed, the Fund’s new investment adviser will be ProShares, located at 7272 Wisconsin Avenue, 21st Floor, Bethesda, Maryland 20814. The Fund’s administrator will remain SEI Investments Global Funds Services, located at One Freedom Valley Drive, Oaks, Pennsylvania 19456. The Fund’s distributor will remain SEI Investments Distribution Co., located at One Freedom Valley Drive, Oaks, Pennsylvania 19456. The Fund’s transfer agent will remain U.S. Bank Global Fund Services, located at 615 East Michigan Street, Milwaukee, Wisconsin 53202. The Fund’s custodian will remain U.S. Bank, N.A., located at 1555 N. Rivercenter Drive, Milwaukee, Wisconsin 53212. The Fund’s auditor will remain Cohen & Co, located at 1835 Market Street, Suite 310, Philadelphia, Pennsylvania 19103. New counsel to the Fund will be Dechert LLP, located at 1095 Avenue of the Americas, New York, New York 10036. New counsel to the Independent Trustees of the Fund will be Norm Law LLP, located at 1 World Trade Center, 60th Floor, New York, New York 10007.

Shareholder Communications

Shareholders who want to communicate with the Board or any individual Trustee should write to the Board at the principal executive offices listed below.

City National Rochdale Select Strategies Fund

400 Park Avenue

New York, New York 10022

The letter should indicate that the writer is a shareholder of the Fund. The Fund will ensure that this communication (assuming it is properly marked care of the Board or care of a specific Trustee) is delivered to the Board or the specified Trustee, as the case may be.

Shareholders Sharing the Same Address

As permitted by law, only one copy of the Notice of Internet Availability of Proxy Materials and/or this Proxy Statement may be delivered to shareholders residing at the same address, unless such shareholders have notified the Fund of their desire to receive multiple copies of the shareholder reports and proxy statements that the Fund sends. If you would like to receive an additional copy, please contact the Fund at the address, telephone number, or website listed below. The Fund will then promptly deliver, upon request, a separate copy of the Notice of Internet Availability of Proxy Materials and/or this Proxy Statement to any shareholder residing at an address to which only one copy was mailed. Shareholders wishing to receive separate copies of the Fund’s Notices of Internet Availability of Proxy Materials and/or proxy statements in the future, and shareholders sharing an address that wish to receive a single copy if they are receiving multiple copies, should also send a request as indicated.

The Fund will furnish, without charge, a copy of the most recent Annual Report and Semi-Annual Report to Shareholders of the Fund upon request. Requests for such reports of the Fund should be directed to the Fund, c/o SEI Investments Distribution Co., One Freedom Valley Drive, Oaks, Pennsylvania 19456, by calling 1-888-889-0799, or on the internet at www.citynationalrochdalefunds.com.

EXHIBIT A

FORM OF NEW INVESTMENT ADVISORY AGREEMENT

AGREEMENT made this ___ day of _____________ 2026 between ProShares Select Strategies Fund, a Delaware statutory trust (the “Fund”), and ProShare Investment Management LLC, a Maryland limited liability company (the “Advisor”).

 WHEREAS, the Advisor is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and is engaged principally in the business of rendering investment management services; and

           WHEREAS, the Fund is registered as a closed-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”) and operated as an interval fund; and

WHEREAS, the Fund is authorized to issue unlimited shares of beneficial interest (“shares”) representing interests in a portfolio of securities and other assets; and

          WHEREAS, the Fund desires to retain the services of the Advisor to provide a continuous program of investment management to the Fund;

WHEREAS, the Advisor is willing, in accordance with the terms and conditions hereof to provide such services to the Fund; and

 WHEREAS, the Advisor may, subject to the approval of the Fund’s Board of Trustees (the “Board,” and each member, a “Trustee”), retain one or more sub-advisors (the “Sub-Advisors”) to render portfolio management services to the Fund pursuant to investment sub-advisory agreements among the Fund, the Advisor, and each Sub-Advisor.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and intending to be legally bound hereby, it is agreed between the parties as follows:

1.   APPOINTMENT OF ADVISOR

The Fund hereby appoints Advisor to provide the advisory services set forth herein to the Fund and Advisor agrees to accept such appointment and agrees to render the services set forth herein for the compensation herein provided. In carrying out its responsibilities under this Agreement, Advisor shall at all times act in accordance with (i) the Fund’s investment objectives, policies and restrictions as set forth in the Fund’s then-current prospectus and statement of additional information included in the Fund’s registration statement on Form N-2, including any supplements thereto (the “Registration Statement”), (ii) applicable provisions of the 1940 Act, including Rule 23c-3, and (iii) the rules and regulations promulgated under the 1940 Act and other applicable federal securities laws and regulations.

2.   DUTIES OF ADVISOR

           Advisor shall provide a continuous program of investment management for the Fund.  Subject to the general supervision of the Board, Advisor shall have sole investment discretion with respect to the Fund, including investment research, selection of the securities to be purchased and sold and the portion of the assets of the Fund, if any, that shall be held uninvested, and the selection of broker-dealers through which securities transactions in the Fund will be executed. Advisor shall manage the Fund in accordance with the objectives, policies and limitations set forth in the Fund’s current Registration Statement. The investment advisory services to be provided by Advisor shall be subject to the supervision of the Fund’s Board of Trustees (the “Board”) and shall include the design, development and ongoing review and evaluation of the Fund’s investment strategy and the provision of ongoing cash management services.

The Advisor may delegate certain of its duties under this Agreement with respect to the Fund to a Sub-Advisor or Sub-Advisors (subject to the approval of the Board and, except as otherwise permitted under the terms of any applicable exemptive relief obtained from the Securities and Exchange Commission, or by rule or regulation, a majority of the outstanding voting securities of the Fund) and thereafter supervise, oversee and monitor the services of one or more Sub-Advisors provided to the Fund. The retention of a Sub-Advisor by the Advisor shall not relieve the Advisor of its responsibilities under this Agreement. The Advisor may pay a Sub-Advisor a portion of the compensation received by the Advisor hereunder.

Specifically, and without limiting the generality of the foregoing, Advisor agrees that it will:

(a)                promptly advise the Fund’s designated custodian bank and administrator or accounting agent of each purchase and sale, as the case may be, made on behalf of the Fund, specifying the name and quantity of the security purchased or sold, the unit and aggregate purchase or sale price, commission paid, the market on which the transaction was effected, the trade date, the settlement date, the identity of the effecting broker or dealer and/or such other information, and in such manner, as may from time to time be reasonably requested by the Fund;

(b)                maintain all applicable books and records with respect to the securities transactions of the Fund. Specifically, but without limitation, Advisor agrees to maintain with respect to the Fund those records required to be maintained under Rule 31a-1(b)(1), (b)(5) and (b)(6) under the 1940 Act with respect to transactions in the Fund including, without limitation, records which reflect securities purchased or sold in the Fund, showing for each such transaction, the market on which the transaction was effected, the trade date, the settlement date, and the identity of the executing broker or dealer. Advisor will preserve such records in the manner and for the periods prescribed by Rule 31a-2 under the 1940 Act. Advisor acknowledges and agrees that all such records it maintains for the Fund are the property of the Fund and Advisor will surrender promptly to the Fund any such records upon the Fund’s request;

(c)                provide, in a timely manner, such information as may be reasonably requested by the Fund or its designated agents in connection with, among other things, the daily computation of the Fund’s net asset value and net income, preparation of proxy statements or amendments to the Fund’s Registration Statement and monitoring investments made in the Fund to ensure compliance with the various limitations on investments applicable to the Fund, to ensure that the Fund will continue to qualify for the tax treatment accorded to regulated investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended;

(d)                render regular reports to the Fund concerning the performance by Advisor of its responsibilities under this Agreement. In particular, Advisor agrees that it will, (i)  at the reasonable request of the Board of Trustees, attend meetings of the Board or its validly constituted committees and (ii) make appropriate personnel available to meet with the officers and employees of the Fund at least quarterly and at other times upon reasonable notice, to review the investments and investment program of the Fund;

(e)                discharge its fiduciary duties to the Fund and maintain policies and procedures reasonably designed to identify, monitor, disclose, mitigate and manage material conflicts of interest, including conflicts arising from relationships between Advisor and its affiliates with issuers of securities held by, or considered for investment by, the Fund;

(f)                 review periodically and take responsibility for the material accuracy and completeness of the information supplied or prepared by or at the request of the Advisor for inclusion in Fund’s registration statement under the 1940 Act and the Securities Act of 1933, the Fund’s shareholder reports, proxy materials and other regulatory filings;

(g)                adopt and maintain a Code of Ethics compliant with Rule 17j-1 under the 1940 Act;

(h)                adopt, implement, maintain and periodically review and test a business continuity plan and cybersecurity policies reasonably designed to prevent, detect, and respond to cybersecurity breaches and promptly notify the Board of any material cybersecurity incident reasonably likely to affect the Fund or its shareholders;

(i)                  vote (or cause to be voted) all proxies solicited by or with respect to the issuers of securities in which assets of the Fund may be invested from time to time, such proxies to be voted in a manner that the Advisor deems, in good faith, to be in the best interests of the Fund and in accordance with the Advisor’s proxy voting policies and provide reports to the Board as reasonably requested regarding proxy voting on behalf of the Fund;

(j)                  assist the Board in its oversight of, and coordinate as appropriate, the activities of the Funds’ administrator, custodian, transfer agent, pricing vendors and other principal service providers to the extent consistent with Advisor’s responsibilities under this Agreement;

(k)                assist the Board in carrying out its valuation responsibilities with respect to the Fund and, if designated by the Board pursuant to Rule 2a-5 under the 1940 Act, perform the functions assigned to it as valuation designee in accordance with the Fund’s valuation policies and procedures;

(l)                  assist the Fund in the administration and maintenance of the Fund’s compliance policies and procedures adopted pursuant to Rule 38a-1 under the 1940 Act, promptly report material compliance matters relating to the Fund to the Board, and provide periodic reports regarding the operation of such policies and procedures as reasonably requested by the Board;

(m)              adopt, implement and maintain compliance policies and procedures in accordance with applicable law and also shall maintain policies and procedures reasonably designed to identify, monitor and manage investment risks associated with the Fund’s portfolio and report material investment risks to the Board on a periodic basis; and

(n)                provide at least sixty (60) days prior written notice to the Fund of any change in the ownership or management of the Advisor, or any event or action that may constitute a change in control. The Advisor shall provide prompt notice of any change in the portfolio manager(s) responsible for the day-to-day management of the Fund.

3.  PORTFOLIO TRANSACTIONS

Advisor shall be responsible for selecting members of securities exchanges, brokers and dealers (hereinafter referred to as “brokers”) for the execution of purchase and sale transactions for the Fund. In executing portfolio transactions and selecting brokers, if any, the Advisor will use its best efforts to seek on behalf of the Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Advisor shall consider all factors it deems relevant, including brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Fund and/or other accounts over which the Advisor or an affiliate of the Advisor exercises investment discretion. The Fund may pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Advisor determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided. The Advisor will report to the Trustees from time to time regarding its portfolio execution and brokerage practices.

4.  EXPENSES AND COMPENSATION

       a)    Allocation of Expenses

The Advisor shall, at its expense, employ or associate with itself such persons as it believes appropriate to assist in performing its obligations under this Agreement and provide all advisory services, equipment, facilities and personnel necessary to perform its obligations under this Agreement.

The Fund shall be responsible for all its expenses and liabilities, including, without limitation, fees payable to the Advisor pursuant to this Agreement; compensation of its Trustees who are not affiliated with the Fund’s administrator or the Advisor or any of their affiliates; the allocable portion of the compensation of the Fund’s chief compliance officer, as determined by the Board; taxes and governmental fees; interest charges; expenses associated with borrowings, preferred shares, or any forms of leverage; fees and expenses of the Fund’s independent accountants and legal counsel (including independent trustee counsel); the cost (including brokerage commissions, transaction fees or charges, if any) incurred in connection with purchases and sales of the Fund’s portfolio securities and other investments; trade association membership dues; fees and expenses of any Fund service providers, including the administrator, custodian, transfer agent, registrar and dividend disbursing agent of the Fund, and any third party pricing and valuation firms and fund accountants; expenses of issuing, selling, redeeming, repurchasing, registering and qualifying for sale the Fund’s shares of beneficial interest, and maintaining such registration and qualification; expenses associated with calculating the net asset value of the Fund; expenses of preparing and printing share certificates (if any), prospectuses, shareholders’ reports, notices, proxy statements and reports to regulatory agencies; travel expenses of all officers, trustees and employees in connection with Board meetings or other Fund-related business; insurance premiums; brokerage and other expenses of executing portfolio transactions; expenses of shareholders’ meetings; organizational and offering expenses; expenses associated with the Fund’s compliance program pursuant to Rule 38a-1 under the 1940 Act, including the costs associated with staff necessary to manage the program; expenses associated with obtaining exemptive relief; distribution and marketing related fees to the extent allowed under the federal securities laws; any fees and expenses associated with listing the Fund on a national securities exchange; any costs associated with new services mandated by law or any regulatory authority to be provided to the Fund; and extraordinary expenses.

The Advisor may obtain reimbursement from the Fund for expenses advanced by the Advisor that the Fund is obligated to pay, and such reimbursement will not be considered part of the Advisor’s compensation pursuant to this Agreement.

b)    Compensation

Subject to Section 5, for its services under this Agreement, Advisor shall be entitled to receive a fee calculated at the applicable annual rate set forth on Schedule A hereto with respect to the average daily net asset value of the Fund, which will be paid monthly. For the purpose of accruing compensation, the net asset value of the Fund will be determined in the manner provided in the then-current Registration Statement of the Fund.

 c)    Expense Limitations

Advisor may waive all or a portion of its fees provided for hereunder, and may agree to make payments to limit the expenses which are the responsibility of the Fund under this Agreement.

5.   LIABILITY OF ADVISOR

Neither the Advisor nor its officers, directors, employees, agents or controlling persons (collectively, the “Associated Person”) of the Advisor shall be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates including, without limitation, losses that may be sustained in connection with the purchase, holding, redemption, repurchase or sale of any security or other investment by the Fund except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Advisor or such Associated Persons in the performance of their duties or from reckless disregard by them of their duties under this Agreement.

6.  LIABILITY OF THE FUND

 It is expressly agreed that the obligations of the Fund hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Fund personally, but shall bind only the trust property of the Fund as provided in the Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees, and it has been signed by an officer of the Fund, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Fund as provided in its Declaration of Trust.

7.  INDEMNIFICATION

Each party to this Agreement shall indemnify and hold harmless the other party and the shareholders, members, directors, managers, trustees, officers and employees of the other party (any such person, an “Indemnified Party”) against any loss, liability, claim, damage or expense (including the reasonable cost of investigating and defending any alleged loss, liability, claim, damage or expenses and reasonable counsel fees incurred in connection therewith) arising out of the Indemnified Party’s performance or non-performance of any duties under this Agreement provided, however, that nothing herein shall be deemed to protect any Indemnified Party against any liability to which such Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties under this Agreement.

8.  DURATION AND TERMINATION OF THIS AGREEMENT

(a)  Duration. This Agreement shall become effective on the date hereof. Unless terminated as herein provided, this Agreement shall remain in full force and effect for two years from the date hereof. Subsequent to such initial period of effectiveness, this Agreement shall continue in full force and effect for successive periods of one year thereafter with respect to the Fund so long as such continuance with respect to the Fund is approved at least annually (a) by either the Trustees of the Fund or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, and (b), in either event, by the vote of a majority of the Trustees of the Fund who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

(b)  Amendment. Any amendment to this Agreement shall become effective with respect to the Fund upon approval by the Advisor and the Trustees, and to the extent required by applicable law, a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund.

(c)  Termination. This Agreement may be terminated with respect to the Fund at any time, without payment of any penalty, by vote of the Trustees or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or by the Advisor, in each case upon sixty (60) days’ prior written notice to the other party. Any termination of this Agreement will be without prejudice to the completion of transactions already initiated by the Advisor on behalf of the Fund at the time of such termination. The Advisor shall take all steps reasonably necessary after such termination to complete any such transactions and is hereby authorized to take such steps.

(d)  Automatic Termination. This Agreement shall automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act).

(e)  Use of Name. The parties acknowledge and agree that the name “ProShares” (the “ProShares Name”) and any derivatives thereof, as well as any logos that are now or shall hereafter be associated with the ProShares Name are the valuable property of the Advisor. In the event that this Agreement is terminated and the Advisor no longer acts as Advisor to the Fund, the Advisor reserves the right to withdraw from the Fund the uses of the ProShares Name and logos or any name or logo misleadingly implying a continuing relationship between the Fund and the Advisor or any of its affiliates.

9. CONFIDENTIAL INFORMATION

Each party to this Agreement acknowledges that in order to perform the duties called for in this Agreement, it may be necessary for a party (“owner”) to disclose to the other party(ies) certain “Confidential Information.” Confidential Information means non-public, proprietary information, data or know-how of an owner, including, but not limited to, personal information of an owner’s customers. No party will use another party’s Confidential Information except as required for the performance of this Agreement. Each party will use commercially reasonable efforts in a manner fully consistent with industry standards and applicable federal, state and international laws and regulations to hold in confidence a party’s Confidential Information. Notwithstanding the foregoing, Confidential Information does not include information which is: (i) already in the possession of the receiving party or its subsidiaries and not subject to a confidentiality obligation to the providing party; (ii) independently developed by the receiving party; (iii) publicly disclosed or in the public domain through no fault of the receiving party; (iv) rightfully received by the receiving party or its subsidiaries from a third party that is not under any obligation to keep such information confidential; (v) approved for release by written agreement with the owner; or (vi) disclosed pursuant to the requirements of law, regulation or court order or as required or requested by any regulatory authority.

Each party to this Agreement represents, warrants and agrees that it has adopted and implemented, and will continue to have in place and follow for the term of this Agreement and thereafter, appropriate policies and procedures designed to detect, prevent and mitigate the risk of identity theft and other breaches of privacy concerning Confidential Information. Each party agrees to take immediate and appropriate measures to respond to any breach of privacy concerning Confidential Information of the owner, and to notify the owner in writing regarding such breach in the most expedient time possible and without unreasonable delay;

provided, however, that a party may postpone providing such notice as the party deems consistent with the legitimate needs of law enforcement. Each party further agrees to provide the owner with a copy of its plan to remediate any such breach and to pay for all costs associated with such remediation and with providing written notice of such breach to the applicable party.

Each party agrees to establish and maintain (i) administrative, technical and physical safeguards against the destruction, loss or alteration of Confidential Information, and (ii) appropriate security measures to protect Confidential Information, which measures are consistent with applicable federal, state and international laws and regulations relating to personal information security.

The provisions found in this Section on Confidential Information will survive any expiration or termination of the Agreement.

10.   SERVICES NOT EXCLUSIVE

            The services of the Advisor to the Fund hereunder are not to be deemed exclusive, and the Advisor shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

11.   MISCELLANEOUS

(a)                Notice.  Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate in writing for the receipt of such notices.

(b)                Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

(c)                Applicable Law.  This Agreement shall be construed in accordance with and governed by the laws of Maryland.

(d)                Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns.

(e)                No Third Party Beneficiaries. The parties hereto acknowledge and agree that this Agreement is intended solely for the benefit of the parties hereto and any natural person or entity obtaining rights hereunder as an Indemnified Party and that there shall be no third party beneficiaries to this Agreement, either express or implied.

(f)                 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(g)                Limitation of Liability. A copy of the Fund’s Certificate of Trust is on file with the State of Delaware, and notice is hereby given that this Agreement is executed on behalf of the Trustees as Trustees of the Fund and not individually, and that the obligations under this Agreement are not binding upon any of the Trustees, officers, shareholders, agents or employees of the Fund individually, but binding only upon the assets and property of the Fund.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date written below.

ProShare Investment Management LLC

By:
Michael L. Sapir
Chairman and Chief Executive Officer

Date:

ProShares Select Strategies Fund

By:

President

Date:

SCHEDULE A

TO THE

INVESTMENT ADVISORY AGREEMENT

BETWEEN PROSHARES SELECT STRATEGIES FUND

AND

PROSHARE INVESTMENT MANAGEMENT LLC

COMPENSATION (at Annual rate expressed as a percentage of average daily net assets of each Fund)(1)

(1) All fees are computed daily and paid monthly.

EXHIBIT B

CURRENT OFFICERS

The business address for the Officers of the Fund is c/o RBC Rochdale, LLC, 400 Park Avenue, New York, New York 10022, unless otherwise noted.

Name and Year of Birth	Position with the Trust	Term of Office(1) and Length of Time Served	Principal Occupation for the Past Five Years
Gregg Giaquinto Year of Birth: 1967	President and Chief Executive Officer	Since 2024

President and Chief Executive Officer, City National Rochdale Funds, City National Rochdale Select Strategies Fund (the “Select Strategies Fund”), and City National Rochdale Strategic Credit Fund (the “Strategic Credit Fund”) (2024-present). President, RBC Rochdale (2024-present). Senior Managing Director, Client Services & Operations, RBC Rochdale (2014-present).

Andrew Metzger SEI Investments One Freedom Valley Drive Oaks, Pennsylvania 19456 Year of Birth: 1980	Treasurer (Principal Financial and Accounting Officer and Controller)	Since 2021

Director of Fund Accounting, SEI Investments Company (2020-present). Treasurer (Principal Financial and Accounting Officer and Controller), City National Rochdale Funds, Select Strategies Fund and Strategic Credit Fund (2021-present). Senior Director, Embark Consulting, LLC (2019-2020). Senior Manager, PricewaterhouseCoopers LLP (2002-2019).

Christina M. Weber Year of Birth: 1968	Chief Compliance Officer (“CCO”)	Since 2025

CCO, City National Rochdale Funds, Select Strategies Fund and Strategic Credit Fund (December 2025-present). CCO, RBC Rochdale (February 2026-present). CCO, RBC Global Asset Management (U.S.) Inc. (2018-present). CCO, RBC Funds (2012-present). Assistant Secretary, RBC Funds (2013-2017). Senior Compliance Officer, RBC Funds (2012-2012).

Dan Auciello Year of Birth: 1969	Anti-Money Laundering Officer (“AML Officer”) and Identity Theft Program Officer (“ITP Officer”)	Since 2025

AML Officer and ITP Officer, City National Rochdale Funds, Select Strategies Fund and Strategic Credit Fund (2025-present). Senior Vice President, Money Laundering Reporting Officer, City National Rochdale Securities and RBC Securities (2025-present). Managing Director, Chief BSA Officer Bank of China (2020-2025) Managing Director, Deputy Head of Financial Security BNP Paribas (2014-2020).

B-1

Mitchell Cepler Year of Birth: 1982	Vice President and Assistant Treasurer	Since 2015

Senior Vice President, Finance, RBC Rochdale (2011–present). Vice President and Assistant Treasurer, City National Rochdale Funds (2015-present), Select Strategies Fund (2016-present), and Strategic Credit Fund (2018-present).

Frank Bonsignore Year of Birth: 1967	Vice President and Secretary	Since 2023

Mutual Funds Oversight Lead, City National Rochdale Funds, Select Strategies Fund and Strategic Credit Fund (2023-present). Secretary, City National Rochdale Funds, Select Strategies Fund and Strategic Credit Fund (2023-present). Director of Operations, BNY Mellon (1997-2023).

Matthew M. Maher SEI Investments One Freedom Valley Drive Oaks, Pennsylvania 19456 Year of Birth: 1975	Assistant Secretary	Since 2019

Counsel, SEI Investments Company (2018-present). Assistant Secretary, City National Rochdale Funds, Select Strategies Fund, and Strategic Credit Fund (2019-present). Attorney, Blank Rome LLP (2015-2018). Assistant Counsel and Vice President, Bank of New York Mellon (2013-2014). Attorney, Dilworth Paxson LLP (2006-2013).

(1)    Each officer serves until removed by the Board or the principal executive officer of the Fund, or until such officer resigns.

B-2

EXHIBIT C

POST-ADOPTION OFFICERS

Unless noted otherwise, the address of each Officer is: c/o ProShares Trust, 7272 Wisconsin Avenue, 21st Floor, Bethesda, Maryland 20814.

Name and Birth Date	Position with the Fund Post Adoption	Term of Office and Length of Time Served with the ProShares fund complex	Principal Occupation for the Past Five Years
Alessio de Longis Birth Date: 3/78	President and Chief Investment Officer	Indefinite; December 2015 to present

President and Chief Investment Officer – Active Investments, ProShares (June 2026 to present); Head of Investments and Sr. Portfolio Manager, Invesco Investment Solutions Group (May 2019 to June 2026); SVP, Co-Head of Multi Asset Team, Sr. Portfolio Manager, Oppenheimer Funds (February 2004 to May 2019).

Andrew Metzger SEI Investments One Freedom Valley Drive Oaks, Pennsylvania 19456 Birth Date: 3/80	Treasurer	Indefinite; Effective upon appointment

Director of Fund Accounting, SEI Investments Company (2020 to present); Treasurer (Principal Financial and Accounting Officer and Controller), City National Rochdale Funds, Select Strategies Fund and Strategic Credit Fund (2021 to present); Senior Director, Embark Consulting, LLC (2019 to 2020). Senior Manager, PricewaterhouseCoopers LLP (2002 to 2019).

Victor M. Frye, Esq. Birth Date: 10/58	Chief Compliance Officer and AML Officer	Indefinite; November 2005 to present

Counsel and Chief Compliance Officer of ProShare Advisors (December 2004 to present) and ProFund Advisors LLC (October 2002 to present); Secretary of ProFunds Distributors, Inc. (April 2008 to present); Chief Compliance Officer of ProFunds Distributors, Inc. (July 2015 to present).

Richard Morris, Esq. Birth Date: 8/67	Chief Legal Officer and Secretary	Indefinite; December 2015 to present

General Counsel of ProShare Advisors; ProFund Advisors LLC; and ProShare Capital Management LLC (December 2015 to present); Chief Legal Officer of ProFunds Distributors, Inc. (December 2015 to present); Partner at Morgan, Lewis & Bockius LLP (October 2012 to November 2015).

C-1

EXHIBIT D

AUDIT COMMITTEE CHARTER

The Audit Committee (the “Committee”) is a committee established by each of the following governing boards (collectively, the “Board”):

Board of Trustees of City National Rochdale Funds

Board of Trustees of City National Rochdale Select Strategies Fund

Board of Trustees of City National Rochdale Strategic Credit Fund

Each of City National Rochdale Funds, City National Rochdale Select Strategies Fund and City National Rochdale Strategic Credit Fund will be referred to herein as a “Fund,” and each Trustee of a Fund will be referred to herein as a “Trustee.”

ORGANIZATION

The Committee shall consist of a minimum of three members, none of whom is an “interested person” of the Funds, as that term is defined under the Investment Company Act of 1940, as amended (the “Act”), and each of whom is free of any other relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a Committee member. The members of the Committee shall be appointed by the Board and serve until their successors shall be duly appointed.

The Committee shall elect from its own members a Chair, who shall preside over each meeting of the Committee. The Committee shall meet at least semi-annually and is empowered to hold special meetings as circumstances require. The Committee shall ordinarily meet in person; however, members may attend telephonically or by videoconference, and the Committee may act by written consent, to the extent permitted by law and by the Funds’ agreement and declaration of trust and by-laws, as the case may be.

A majority of the members of the Committee shall constitute a quorum for the transaction of business at any meeting of the Audit Committee.  The action of a majority of the members of the Audit Committee present at a meeting at which a quorum is present shall be the action of the Committee.

As necessary, the Board shall determine whether one or more “audit committee financial experts,” as such term is defined by the Securities and Exchange Commission, are members of the Committee and whether any such expert is “independent.”  For purposes of this finding only, in order to be considered “independent” any such expert may not, other than in his or her capacity as a member of the Committee, the Board or any other committee of the Board, accept directly or indirectly any consulting, advisory or other compensatory fee from the Funds. In accordance with the Securities and Exchange Commission’s safe harbor rule for “audit committee financial experts,” no member designated as an audit committee financial expert shall (i) be deemed an “expert” for any other purpose or (ii) have any duty, obligation or liability that is greater than the duties, obligations and liability imposed on a member of the Board or the Committee not so designated.  Additionally, the designation of a member or members as an “audit committee financial expert” shall in no way affect the duties, obligations or liability of any member of the Committee or the Board not so designated.

PURPOSES

The primary purposes of the Committee are:

(a)    to oversee the Funds’ accounting and financial reporting policies and practices, its internal control over financial reporting and, as appropriate, the internal control over financial reporting of certain service providers;

(b)    to oversee the quality and objectivity of the independent audit of the Funds’ financial statements;

(c)    to recommend to the Board the selection of the Funds’ independent registered public accounting firms (each, an “Accountant”) and, in connection therewith, to review and evaluate the qualifications, independence and performance of the Accountant;

(d)    to act as a liaison between the Accountant and the Board;

(e)    to review and discuss with Fund management and the Accountant the process implemented by Fund management for assessing and managing key risks in the financial reporting related areas described above and report on such topics to the Board; and

(f)     to act as the Funds’ qualified legal compliance committee for the purpose of compliance with the Code of Federal Regulations.

The function of the Committee is oversight; it is the responsibility of the Funds’ investment manager (the “Investment Manager”) and the Funds’ administration firms (each, an “Administrator”) to maintain appropriate systems for accounting and internal control over financial reporting and risk management, and it is the Accountant’s responsibility to plan and carry out a proper audit.  Specifically, each Fund’s management is responsible for: (1) the preparation, presentation and integrity of the Fund’s financial statements; (2) the maintenance of appropriate accounting and financial reporting principles and policies; and (3) the maintenance of internal control over financial reporting and other procedures designed to assure compliance with accounting standards and related laws and regulations; and (4) risk management processes.  The Accountant is responsible for planning and carrying out an audit consistent with applicable legal and professional standards and the terms of its engagement letter.  Nothing in this Charter shall be construed to reduce the responsibilities or liabilities of a Fund’s service providers, including the Accountant.

Although the Committee is expected to take a detached and questioning approach to the matters that come before it, the review of a Fund’s financial statements by the Committee is not an audit, nor does the Committee’s review substitute for the responsibilities of the Fund’s management for preparing, or the Accountant for auditing, the financial statements.  Similarly, the review of management’s processes to assess and manage risk with respect to accounting and financial reporting matters is not an audit, nor does the Audit Committee’s review substitute for the responsibilities of the Fund’s management in this area.  Members of the Committee are not full-time employees of the Funds and, in serving on the Committee, are not, and do not hold themselves out to be, acting as accountants or auditors.  Therefore, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing, accounting or risk management reviews or procedures.

In discharging his or her duties with respect to a Fund, each member of the Committee is entitled to rely on information, opinions, reports or statements, including financial statements and other financial and risk management data, if prepared or presented by:  (1) one or more officers of the Fund whom the Trustee reasonably believes to be reliable and competent in the matters presented; (2) the Fund’s legal counsel, the Accountant, the Investment Manager, or the Fund’s distributor or transfer agent or other persons as to matters the Trustee reasonably believes are within the person’s professional or expert competence; or (3) a committee of the Board of which the Trustee is not a member.

The Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to retain special counsel and other experts or consultants at the expense of the relevant Fund.

RESPONSIBILITIES

A.                 Accounting and Financial Reporting Oversight

The Committee shall have the following specific responsibilities with respect to each Fund, which listing is not intended to limit the authority of the Committee in achieving its purposes:

•         The Committee shall approve and recommend to the Board the selection, retention, compensation, or termination of the Accountant.  In connection therewith, on an annual basis the Committee shall ensure receipt from the Fund’s Accountant of a formal written statement delineating the relationship between (a) the Accountant and (b) the Fund or any of its series, any material service providers of the Fund, and any of their affiliates; shall evaluate the independence of the Accountant; and shall consider, among other things, whether the Accountant provides any consulting, audit or non-audit services to the Investment Manager or its affiliates, and the Accountant’s specific representations as to its independence.

•         The Committee shall meet with the Accountant, including private meetings, at least once a year and more often if necessary:

(i)                  to review the arrangements for and scope of the annual audit and any special audits;

(ii)               to obtain and review a report by the Accountant of any material issues raised by the most recent internal quality-control review or peer review of the Accountant, or by any inquiry or investigation by the Public Company Accounting Oversight Board or any other governmental or professional authorities, respecting one or more independent audits carried out by the Accountant, and any steps taken to deal with such issues;

(iii)             to review in a general manner (but not assume responsibility for) the Fund’s risk assessment and risk management policies with respect to accounting and financial reporting matters;

(iv)              to consider reports of any difficulties that may have arise in the course of the audit, including any limitations on the scope of the audit, and management’s response thereto;

(v)                to discuss with the Accountant any matters required to be discussed by standards of The American Institute of Certified Public Accountants or any other professional or regulatory body relating to the conduct of the audit;

(vi)              to discuss critical accounting policies and practices to be used in the annual audit and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of the use of such alternative treatments, and the treatments preferred by the Accountant;

(vii)            to discuss any matters of concern relating to the financial statements, including any adjustments to such statements recommended by the Accountant, or other results of such audits;

(viii)          to consider the Accountant’s comments with respect to the quality and integrity of the Fund’s financial policies, procedures and internal accounting controls and management’s responses thereto;

(ix)              to review the form of opinion the Accountant proposes to render to the Board and the Fund’s shareholders;

(x)                to provide the Accountant the opportunity to provide to the Committee, on a timely basis, copies of any material written communication between the Accountant and management, such as any management letter and Fund management’s response or any schedule of unadjusted differences;

(xi)              to review the adequacy and effectiveness of relevant internal controls and procedures, including those of the Fund’s service providers deemed appropriate by the Committee, and the quality of the staff implementing those controls and procedures;

(xii)            to review any significant changes to the Fund’s accounting policies suggested by the Accountant or Fund management;

(xiii)          to receive periodic reports concerning regulatory changes and new accounting pronouncements that significantly affect the value of the Fund’s assets and its financial reporting;

(xiv)          to consider for approval any significant special projects for the Fund by the Accountant; and

(xv)            to receive disclosure from the Accountant regarding all services provided by the Accountant to the Fund, including the fees associated with those services, at least annually, and if the annual communication is not made within 90 days before the filing of the Fund’s annual report, to receive an update, in the 90-day period before the filing, of any changes to the previously reported information.

B.                  Pre-Approval of Audit and Permitted Non-Audit Services Provided to the Funds

The Committee shall pre-approve all auditing services and permissible non-audit services to be provided to each Fund by its Accountant, including the fees therefor. For this purpose, a “permissible non-audit service” is defined as a non-audit service that is not prohibited by Rule 2-01(c)(4) of Regulation S-X or other applicable law or regulation (e.g., tax services). The Committee may delegate to one or more of its members (“Delegates”) the authority to grant pre-approvals. In connection with such delegation, the Committee shall establish pre-approval policies and procedures, including the requirement that the decisions of any Delegate shall be presented to the full Committee at each of its scheduled meetings. The Committee shall communicate any pre-approval made by it or a Delegate to the appropriate officers of the Fund, who shall ensure that the appropriate disclosure is made in the Fund’s periodic reports and other documents as required under the federal securities laws.

Pre-approval for a permitted non-audit service shall not be required if: (1) the aggregate amount of all such non-audit services is not more than 5% of the total revenues paid by a Fund to the Accountant in the fiscal year in which the non-audit services are provided; (2) such services were not recognized by the Fund at the time of the engagement to be non-audit services; and (3) such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one of the Delegates.

Additionally, the Committee shall pre-approve the Accountant’s engagements for non-audit services with the Investment Manager and any affiliate of the Investment Manager that provides ongoing services to a Fund in accordance with the foregoing paragraph, if the engagement relates directly to the operations and financial reporting of the Fund, unless the aggregate amount of all services provided constitutes no more than 5% of the total amount of revenues paid to the Accountant by the Fund, the Investment Manager and any affiliate of the Investment Manager that provides ongoing services to the Fund during the fiscal year in which the services are provided that would have to be pre-approved by the Committee pursuant to this paragraph (without regard to this exception).

C.                 Prohibited Services

A Fund’s Accountant may not perform contemporaneously any of the following non-audit services for the Fund:

•         bookkeeping or other services related to the accounting records or financial statements of the Fund;

•         financial information systems design and implementation;

•         appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

•         actuarial services;

•         internal audit outsourcing services;

•         management functions or human resources;

•         broker or dealer, investment adviser, or investment banking services;

•         legal services and expert services unrelated to the audit; and

•         any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

D.                 Oversight of Fund Management

The Committee shall meet at least annually with each Fund’s management and its Administrator:

•         to review the financial statements contained in the Fund’s semi-annual report;

•         to receive periodic reports from management concerning regulatory changes and new accounting pronouncements that significantly affect the value of the Funds’ assets and their financial reporting;

•         to review any compliance matter brought to the attention of the Committee;

•         to review in a general manner, but not as a committee to assume responsibility for, the Fund’s risk management processes implemented by management and the Administrator with respect to accounting and financial reporting matters and report any findings to the Board;

•         to receive any comments from or matters brought to management’s or the Administrator’s attention by the staff of the Securities and Exchange Commission;

•         to review significant judgments made in connection with the preparation of the Fund’s financial statements that are brought to the attention of the Committee;

•         to review in connection with the required certifications on Form N-CSR by the Fund’s principal executive officer and/or principal financial officer any significant deficiencies reported to the Committee in the design or operation of the Fund’s internal controls, including financial reporting or material weaknesses therein and any reported evidence of fraud, including by management or other employees who have a significant role in the Fund’s internal controls and financial reporting; and

•         to review the organizational structure, reporting relationships, adequacy of resources and qualifications of the senior management personnel responsible for the Fund’s accounting and financial reporting.

E.                  Other Responsibilities

The Committee shall have the following additional responsibilities with respect to each Fund:

•         The Committee shall report its activities to the Board at least annually and make such recommendations with respect to the above and other matters as the Committee may deem necessary or appropriate. The Committee shall submit minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board.

•         The Committee shall investigate any matter brought to its attention within the scope of its duties, including potential improprieties or improprieties in the Fund’s operations.

•         The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Fund relating to accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Fund, its Administrator, the Investment Manager or any of the Investment Manager’s affiliates of concerns about accounting or auditing matters.

•         The Committee shall investigate or initiate an investigation of reports of improprieties or suspected improprieties in connection with the Fund’s accounting or financial controls.

•         The Committee shall consider such other matters as may be from time to time referred to it by the Board.

•         The Committee shall review this Charter at least annually and recommend any changes to the Board.

QUALIFIED LEGAL COMPLIANCE COMMITTEE

The Committee shall also serve as the Qualified Legal Compliance Committee (“QLCC”) for each Fund for the purpose of compliance with Rules 205.2(k) and 205.3(c) of the Code of Federal Regulations, regarding alternative reporting procedures for attorneys retained or employed by an issuer who appear and practice before the Securities and Exchange Commission on behalf of the issuer (the “issuer attorneys”).  An issuer attorney who becomes aware of evidence of a material violation by a Fund or by any officer, director, employee, or agent of the Fund, as an alternative to the reporting requirements of Rule 205.3(b), under Rule 205.3(c), may report evidence of such material violation to the QLCC.

Upon receipt of such a report, the QLCC shall have the duty and responsibility:

•         to inform the Fund’s chief legal officer and chief executive officer of such report, unless the reporting attorney reasonably believes that it would be futile to report a evidence of a material violation to the issuer’s chief legal officer and chief executive officer;

•         to determine whether an investigation is necessary regarding such report and, if it determines an investigation is necessary or appropriate, to notify the Board; initiate an investigation, which may be conducted either by the chief legal officer or by outside attorneys; and retain such additional expert personnel as the QLCC deems necessary; and

•         at the conclusion of any such investigation, to recommend, by majority vote, that the Fund implement an appropriate response to evidence of a material violation, and inform the chief legal officer and the chief executive officer and the Board of the results of any such investigation and the appropriate remedial measures to be adopted.

The QLCC shall have the authority and responsibility, acting by majority vote, to take all other appropriate action, including the authority to notify the Securities and Exchange Commission in the event that the Fund fails in any material respect to implement an appropriate response that the QLCC has recommended.

Amended: May 19, 2022

EXHIBIT E

NOMINATING AND GOVERNANCE COMMITTEE CHARTER

I.	Committee Organization

 (a) The Nominating and Governance Committee (the “Committee”) is a committee established by each of the following governing boards (collectively, the “Board”):

Board of Trustees of City National Rochdale Funds

Board of Trustees of City National Rochdale Select Strategies Fund

Board of Trustees of City National Rochdale Strategic Credit Fund

Each of City National Rochdale Funds, City National Rochdale Select Strategies Fund and City National Rochdale Strategic Credit Fund will be referred to herein as a “Fund,” and each Trustee/Director of a Fund will be referred to herein as a “Trustee.”  The Committee shall be comprised solely of Trustees who are not considered “interested persons” of the Funds under the Investment Company Act of 1940, as amended (the “Act”).

 (b) The Board will appoint the members of the Committee.  If the Board has not designated a Chair of the Committee, the members of the Committee may designate a Chair by majority vote of the full Committee membership.  The Committee shall be composed of at least three members.

 (c) The Committee shall meet with such frequency, and at such times, as determined by the Committee Chair or a majority of the Committee members.  The Committee Chair will prepare the agenda for each meeting, in consultation with others as appropriate.  The Chair will cause notice of each meeting, together with the agenda and any related materials, to be sent to each member, normally at least one week before the meeting.  The Chair will cause minutes of each Committee meeting to be prepared and distributed to Committee members for approval at the following meeting.  The Committee may ask counsel, representatives of the Funds’ investment manager (the “Investment Manager”), or others to attend Committee meetings and provide pertinent information as necessary.

II.	Duties and Responsibilities

 The Committee shall:

 (a) Evaluate the size and composition of the Board, and formulate policies and objectives concerning the desired mix of independent trustee skills and characteristics.  In doing so, the Committee shall take into account all factors it considers relevant, including without limitation experience, demonstrated capabilities, independence, commitment, reputation, background, diversity, understanding of the investment business, and understanding of business and financial matters generally.  See Appendix A for relevant factors for consideration.

(b) Review and formulate policies regarding matters relating to the terms of office of the trustees, including without limitation term limits or age limits for trustees.

 (c) Identify and screen trustee candidates for appointment to the Board, and submit final recommendations to the full Board for approval.  The Committee may consider candidates suggested by the Investment Manager, and may involve representatives of the Investment Manager in screening candidates.  However, the decision to approve candidates for submission to the Board shall be made exclusively by the Committee.

 (d) Review memoranda prepared by counsel relating to positions, transactions and relationships that could reasonably bear on the independence of trustees or raise concerns regarding potential conflicts of interest.

 (e) Make recommendations to the full Board concerning the appointment of independent trustees to the Board’s committees and, if considered desirable, the appointment of the Chair of each Board committee and periodic changes in those appointments and designations.

  (f)  Review policy matters affecting the operation of the Board and Board committees and make such recommendations to the Board as deemed appropriate by the Committee.

III.	Shareholder Nominations

Shareholders may submit for the Committee’s consideration recommendations regarding potential independent trustee nominees.  No eligible shareholder or shareholder group may submit more than one independent trustee nominee each calendar year.

(a) In order for the Committee to consider shareholder submissions, the following requirements must be satisfied regarding the nominee:

  (i) The nominee must satisfy all qualifications provided herein and in the Funds’ organizational documents, including qualification as a possible independent trustee.

  (ii) The nominee may not be the nominating shareholder, a member of a nominating shareholder group or a member of the immediate family of the nominating shareholder or any member of the nominating shareholder group.2

  (iii) Neither the nominee nor any member of the nominee’s immediate family may be currently employed or employed within the last year by any nominating shareholder entity or entity in a nominating shareholder group.

  (iv) Neither the nominee nor any immediate family member of the nominee may have accepted directly or indirectly, during the year of the election for which the nominee’s name was submitted, during the immediately preceding calendar year, or during the year when the nominee’s name was submitted, any consulting, advisory, or other compensatory fee from the nominating shareholder or any member of a nominating shareholder group.

  (v) The nominee may not be an executive officer, director (or person fulfilling similar functions) of the nominating shareholder or any member of the nominating shareholder group, or of an affiliate of the nominating shareholder or any such member of the nominating shareholder group.

  (vi) The nominee may not control the nominating shareholder or any member of the nominating shareholder group (or, in the case of a holder or member that is a fund, an interested person of such holder or member as defined by Section 2(a)(19) of the Act).

2 Terms such as “immediate family member” and “control” shall be interpreted in accordance with the federal securities laws.

  (vii) A shareholder or shareholder group may not submit for consideration a nominee who has previously been considered by the Committee.

(b) In order for the Committee to consider shareholder submissions, the following requirements must be satisfied regarding the shareholder or shareholder group submitting the proposed nominee:

  (i) Any shareholder group submitting a proposed nominee must beneficially own, either individually or in the aggregate, more than 5% of a Fund’s securities that are eligible to vote both at the time of submission of the nominee and at the time of the trustee election.  Each of the securities used for purposes of calculating this ownership must have been held continuously for at least two years as of the date of the nomination.  In addition, such securities must continue to be held through the date of the nomination.  In addition, such securities must continue to be held through the date of the meeting and the nominating shareholder or shareholder group must bear the economic risk of the investment.

  (ii) The nominating shareholder or shareholder group may not qualify as an adverse holder – i.e., if such shareholder were required to report beneficial ownership of its securities, its report would be filed on Schedule 13G under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”) instead of Schedule 13D in reliance on Securities Exchange Act Rule 13d-1(b) or (c).

(c) Shareholders or shareholder groups submitting proposed nominees must substantiate compliance with the above requirements at the time of submitting their proposed nominee as part of their written submission to the attention of the Funds’ Secretary.  In order for a submission of a nominee to be considered, such submission must include:

  (i) the shareholder’s contact information;

  (ii) the nominee’s contact information and the number of Fund shares owned by the proposed nominee;

  (iii) all information regarding the nominee that would be required to be disclosed in solicitations of proxies for elections of directors required by Regulation 14A of the Securities Exchange Act; and

  (iv) a notarized letter executed by the nominee, stating his or her intention to serve as a nominee and be named in the Funds’ proxy statement, if so designated by the Committee and the Board.

It shall be in the Committee’s sole discretion whether to seek corrections of a deficient submission or to exclude a nominee from consideration.

IV.	Authority and Resources

 (a) The Committee shall have the resources and authority appropriate to discharge its responsibilities, including, among other things, the authority to retain a search firm to assist the Committee in identifying, screening and attracting independent trustees, and the authority to retain experts, consultants, or legal counsel as the Committee deems appropriate.

V.	Policies and Procedures

 In meeting its responsibilities, the Committee shall:

 (a) Provide oversight regarding the orientation of new independent trustees.  The Committee Chair shall designate an experienced independent trustee to assist, and be available to, each new independent trustee during his or her first year of service on the Board.

 (b) Consider, at such times as the Committee may deem appropriate, whether the composition of the Board and its committees reflect an appropriate blend of skills, backgrounds and experience, in relation to the goal of maximizing their effectiveness.  The Committee shall also consider the effectiveness of meetings, including their frequency, scheduling and duration, adequacy and focus of agendas, materials and presentations, and Board member attendance.  The Committee shall make any recommendations on these matters to the full Board.

 (c) Periodically review and reassess the adequacy of this Charter, and recommend to the Board any changes deemed advisable.

Amended: May 19, 2022

Appendix A

Potential Trustee Qualification Factors

Working Background

◆	Current or past membership on board of registered investment company
◆	Board or executive position with money management organization
◆	Board or executive position with broker-dealer organization
◆	Board or executive position with any other financial, technology or marketing organization
◆	Board or financial position with any other substantial publicly-held business organization
◆	Accounting or legal position representing any of the above businesses
◆	Academic background and specialty in areas relevant to any of the above businesses

Other Background Considerations

◆	Mix of skills on board
◆	Diversity of personal backgrounds on board

Personal Characteristics

◆	Reputation for integrity
◆	Ability to apply good business sense, with appreciation for the role of the board
◆	Ability to work with other trustees as a team
◆	Ability to balance critical thinking with avoidance of unnecessary confrontation
◆	Sufficient stature to provide shareholder assurance of qualification
◆	Ability to commit necessary time
◆	Personal and financial independence from management
◆	Nominees may not have any felony convictions or any felony or misdemeanor convictions involving the purchase or sale of a security.
◆	No person shall be qualified to be a trustee if the Committee, in consultation with counsel, has determined that such person, if elected as a trustee, would cause the Funds to be in violation of or not in compliance with (a) applicable law, regulation or regulatory interpretation, (b) the Funds’ organizational documents, or (c) any general policy adopted by the Board regarding either the retirement age of any trustee or the percentage of the Board that would be comprised of independent trustees.

PROXY CARD

CITY NATIONAL ROCHDALE SELECT STRATEGIES FUND